$949,142,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2006-OPT1 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap – Act/360 – No Delay

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS

MORTGAGE BACKED SECURITIES

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities.  This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance.  As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials.  Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials.  If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery.  However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

To 5% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch)
A1(4)	275,809,000	1M LIBOR	2.09	1-101	21.15%	TBD	4/25/2036	AAA/Aaa/AAA
A2(5)	280,230,000	1M LIBOR	0.78	1-20	21.15%	TBD	4/25/2036	AAA/Aaa/AAA
A3(5)	67,980,000	1M LIBOR	2.00	20-28	21.15%	TBD	4/25/2036	AAA/Aaa/AAA
A4(5)	90,868,000	1M LIBOR	3.37	28-67	21.15%	TBD	4/25/2036	AAA/Aaa/AAA
A5(5)	48,786,000	1M LIBOR	7.32	67-101	21.15%	TBD	4/25/2036	AAA/Aaa/AAA
M1	69,733,000	1M LIBOR	4.16	42-72	13.95%	TBD	4/25/2036	AA/Aa2/AA
M2	20,823,000	1M LIBOR	7.61	72-101	11.80%	TBD	4/25/2036	AA/Aa3/AA
M3	16,949,000	1M LIBOR	4.78	41-101	10.05%	TBD	4/25/2036	A+/A1/A+
M4	16,465,000	1M LIBOR	4.75	40-101	8.35%	TBD	4/25/2036	A/A2/A
M5	15,496,000	1M LIBOR	4.72	39-101	6.75%	TBD	4/25/2036	A-/A3/A-
M6	14,528,000	1M LIBOR	4.70	38-101	5.25%	TBD	4/25/2036	BBB+/Baa1/BBB+
M7	13,075,000	1M LIBOR	4.64	38-101	3.90%	TBD	4/25/2036	BBB/Baa2/BBB
M8	8,717,000	1M LIBOR	4.54	38-91	3.00%	TBD	4/25/2036	BBB-/Baa3/BBB-
B	9,683,000	1M LIBOR	4.36	37-83	2.00%	TBD	4/25/2036	BB+/Ba1/BB+

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch)
A1(4)	275,809,000	1M LIBOR	2.16	1-173	21.15%	TBD	4/25/2036	AAA/Aaa/AAA
A2(5)	280,230,000	1M LIBOR	0.78	1-20	21.15%	TBD	4/25/2036	AAA/Aaa/AAA
A3(5)	67,980,000	1M LIBOR	2.00	20-28	21.15%	TBD	4/25/2036	AAA/Aaa/AAA
A4(5)	90,868,000	1M LIBOR	3.37	28-67	21.15%	TBD	4/25/2036	AAA/Aaa/AAA
A5(5)	48,786,000	1M LIBOR	8.13	67-174	21.15%	TBD	4/25/2036	AAA/Aaa/AAA
M1	69,733,000	1M LIBOR	4.16	42-72	13.95%	TBD	4/25/2036	AA/Aa2/AA
M2	20,823,000	1M LIBOR	8.37	72-146	11.80%	TBD	4/25/2036	AA/Aa3/AA
M3	16,949,000	1M LIBOR	4.92	41-128	10.05%	TBD	4/25/2036	A+/A1/A+
M4	16,465,000	1M LIBOR	4.86	40-122	8.35%	TBD	4/25/2036	A/A2/A
M5	15,496,000	1M LIBOR	4.80	39-116	6.75%	TBD	4/25/2036	A-/A3/A-
M6	14,528,000	1M LIBOR	4.73	38-109	5.25%	TBD	4/25/2036	BBB+/Baa1/BBB+
M7	13,075,000	1M LIBOR	4.64	38-101	3.90%	TBD	4/25/2036	BBB/Baa2/BBB
M8	8,717,000	1M LIBOR	4.54	38-91	3.00%	TBD	4/25/2036	BBB-/Baa3/BBB-
B	9,683,000	1M LIBOR	4.36	37-83	2.00%	TBD	4/25/2036	BB+/Ba1/BB+

(1)

Subject to a permitted variance of + 5% in the aggregate.

(2)

The Certificates will be priced assuming a prepayment speed equal to 30% CPR.  Assumes a closing date of 3/28/06, dated date of 3/25/06 and first payment date of 4/25/06.

(3)

Initial Credit Enhancement includes overcollateralization of approximately 2.00%.

(4)

The Class A1 Certificates are the Senior Certificates for Group 1.  The Class A1 Certificates are not being offered.

(5)

The Class A2, A3, A4 and A5 Certificates are the Senior Certificates for Group 2.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision.  Before you invest, you should read the prospectus dated April 3, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco)  conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  See the information in the legend on the cover hereof to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7 and M8 Certificates will be subject to certain risks.  You should carefully consider the information provided under “Risk Factors” in the prospectus dated April 3, 2006.

Principal Payment Priority

On each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the swap account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each group and then from the unrelated group, to the extent unpaid.  Any funds remaining will be paid in the following order of priority:

I.

Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

1)

To pay concurrently, to the Senior Certificates:

(a)

All principal from Group 1 will be paid to the Class A1 Certificates, until reduced to zero;

(b)

All principal from Group 2 will be paid sequentially to the Class A2, A3, A4 and A5 Certificates, in that order, until reduced to zero;

2)

If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the other group, to be paid as described above, until all the Senior Certificates have been reduced to zero; and

3)

To the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates, sequentially and in that order, until reduced to zero.

II.

On or after the Stepdown Date and as long as a Trigger Event is not in effect:

1)

All principal from each Group will be allocated to the Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)

If the Senior Certificates related to any group have been retired, all principal from that group will be allocated to the Senior Certificates of the other group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate; and

3)

All remaining principal will be allocated as follows:

(a)

To the Class M1 and M2 Certificates, sequentially and in that order, until the Credit Enhancement behind each class is equal to two times the Class M2 initial credit enhancement percentage;

(b)

To the Class M3, M4, M5, M6, M7, M8 and B Certificates, sequentially and in that order, until the Credit Enhancement behind each class is equal to two times the related initial credit enhancement percentage.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date in which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 42.30% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The Interest Rates for the Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates  (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein).  Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on April 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date will be allocated in the following priority:

(1)

To pay Servicing Fees;

(2)

To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment owed to the Swap Counterparty pursuant to the swap agreement, to be paid from Group 1 and Group 2 Interest in an amount proportionate to the aggregate collateral balance of the related Group;

(3)

To deposit into the Swap Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated Group, to the extent not paid above;

(4)

To pay Current Interest and Carryforward Interest to the Class A1 Certificates from Group 1 Interest;

(5)

To pay Current Interest and Carryforward Interest to the Class A2, A3, A4 and A5 Certificates from Group 2 Interest on a pro rata basis;

(6)

To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group on a pro rata basis to the extent not paid above;

(7)

To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates, sequentially and in that order;

(8)

To pay the Credit Risk Manager Fee;

(9)

To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement;

(10)

Any interest remaining after the application of (1) through (9) above will be deemed excess interest for such Distribution Date and will be distributed as principal, according to the principal distribution rule in effect for such Distribution Date, as needed to maintain the Overcollateralization Target;

(11)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates any Deferred Amounts;

(12)

To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

(13)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts; and

(14)

To pay remaining amounts to the holder of the Class X Certificates.

Interest Rate Swap Agreement

The 59-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement.  Payments on both legs of the swap are calculated on an actual/360 basis.  The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust	Month	Approximate Notional Balance ($)	Rate of Payment by Trust
1	0	0.00%	31	166,757,000	5.26%
2	934,180,000	5.19%	32	155,942,000	5.27%
3	905,588,000	5.27%	33	147,114,000	5.27%
4	877,867,000	5.33%	34	139,892,000	5.28%
5	850,989,000	5.36%	35	133,024,000	5.29%
6	824,930,000	5.37%	36	126,496,000	5.30%
7	799,665,000	5.38%	37	120,287,000	5.31%
8	775,168,000	5.41%	38	114,384,000	5.31%
9	751,418,000	5.37%	39	108,769,000	5.32%
10	728,391,000	5.34%	40	103,429,000	5.33%
11	706,065,000	5.33%	41	98,351,000	5.34%
12	684,419,000	5.32%	42	93,522,000	5.35%
13	658,589,000	5.30%	43	88,931,000	5.36%
14	632,917,000	5.28%	44	84,563,000	5.36%
15	607,451,000	5.27%	45	80,411,000	5.37%
16	582,240,000	5.26%	46	76,461,000	5.38%
17	557,327,000	5.24%	47	72,706,000	5.39%
18	532,757,000	5.24%	48	69,134,000	5.39%
19	508,571,000	5.23%	49	65,738,000	5.41%
20	484,807,000	5.24%	50	62,508,000	5.42%
21	461,500,000	5.23%	51	59,436,000	5.43%
22	438,685,000	5.22%	52	56,516,000	5.44%
23	416,392,000	5.22%	53	53,739,000	5.44%
24	394,649,000	5.23%	54	51,098,000	5.45%
25	319,726,000	5.24%	55	48,586,000	5.45%
26	279,459,000	5.23%	56	46,198,000	5.45%
27	244,263,000	5.23%	57	43,927,000	5.45%
28	217,505,000	5.23%	58	41,766,000	5.45%
29	196,644,000	5.24%	59	39,711,000	5.45%
30	180,080,000	5.25%	60	37,750,000	5.44%

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” above:

(1)

To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)

To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)

To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, to the extent unpaid;

(4)

To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates, sequentially and in that order, to the extent unpaid;

(5)

To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(6)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates any Deferred Amounts, to the extent unpaid*;

(7)

To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)

To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(10)

All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distribution made under such priorities) must be limited to Cumulative Realized Losses.

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased by the Trust. The 49-month Interest Rate Cap Agreement will have a strike rate of 5.75%. It will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap the Trust intends to purchase.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	100,547,000
2	0	32	100,146,000
3	0	33	98,923,000
4	0	34	97,063,000
5	0	35	95,190,000
6	0	36	93,303,000
7	0	37	91,409,000
8	0	38	89,510,000
9	0	39	87,610,000
10	0	40	85,711,000
11	0	41	83,816,000
12	1,574,000	42	81,928,000
13	2,874,000	43	80,048,000
14	4,173,000	44	78,180,000
15	5,473,000	45	76,324,000
16	6,773,000	46	74,482,000
17	8,072,000	47	72,657,000
18	11,468,000	48	70,849,000
19	14,935,000	49	69,059,000
20	18,447,000	50	67,289,000
21	21,977,000	51	65,541,000
22	25,504,000	52	63,813,000
23	29,041,000	53	62,109,000
24	32,528,000	54	60,428,000
25	62,824,000	55	58,771,000
26	76,002,000	56	57,138,000
27	86,851,000	57	55,530,000
28	93,680,000	58	53,947,000
29	97,756,000	59	52,384,000
30	99,870,000	60	50,848,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)

To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, to the extent unpaid;

(2)

To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates, sequentially and in that order, to the extent unpaid;

(3)

To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(4)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates any Deferred Amounts, to the extent unpaid*;

(5)

To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid; and

(7)

All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distribution made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

Carryforward Interest

“Carryforward Interest” for each Class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

“Current Interest” for any Class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Net Funds Cap

The “Senior Net Funds Cap” for each Distribution Date and each Group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and of any swap termination payment due to the Swap Counterparty and (2) 12, and the denominator of which is the related Group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

The “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any Group have been reduced to zero, such weighting shall be on the basis of the principal balance of each Group.

The “Group Subordinate Amount” will be equal to the excess of the related Group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such Group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each Group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the Group, as of the first day of the related collection period divided by (y) 12 and (B) the aggregate Group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

Origination and Servicing

Option One Mortgage Corporation has originated all of the Mortgage Loans and will be the Servicer for the securitization.

Approximately 37.18% of the mortgage loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%.  None of such mortgage loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Credit Risk Manager

The Risk Management Group LLC (“RMG”) will act as a credit risk manager on behalf of the Trust. RMG’s primary function will be to monitor and advise the servicer with respect to default management and reporting for the benefit of the Trust. The following summarizes some of RMG’s monthly activities:

•

Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•

Review of the prepayment premium collections by the servicer.

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a Class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the stated rate (such excess, a “Basis Risk Shortfall”), that Class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X and Class R Certificates are entitled to any distributions.  The “Unpaid Basis Risk Shortfall” for any Class on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such Class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates and the Class M Certificates in inverse order of priority.  The allocation of losses to a Class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”.  The balance of the Class A1, A2, A3, A4 and A5 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class of Class M Certificates and the Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust.  Subsequent Recoveries will increase the principal amounts of classes which have been allocated Applied Loss Amounts, in order of seniority, in each case by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes.  Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

5% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 5% of the Cut-off Date loan principal balance.  If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4 and A5 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8 and B Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4 and A5 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates.  The Class A1, A2, A3, A4 and A5 Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution.  Each Class of Class M Certificates will be senior to all other Classes of Class M Certificates with a higher numerical designation and the Class B Certificates.  If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates, until the Class B Certificates have been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”).  Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 2.00% of the Cut-off Date collateral balance.  The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 2.00% of the Cut-off Date collateral balance and (b) approximately 4.00% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance.  For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [38.00]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date

Loss Percentage

May 2008 to April 2009

[1.55]% for the first month, plus an additional 1/12th of [1.90]% for each month thereafter

May 2009 to April 2010

[3.45]% for the first month, plus an additional 1/12th of [2.00]% for each month thereafter

May 2010 to April 2011

[5.45]% for the first month, plus an additional 1/12th of [1.55]% for each month thereafter

May 2011 to April 2012

[7.00]% for the first month, plus an additional 1/12th of [0.85]% for each month thereafter

May 2012 and thereafter

[7.85]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Anish Kumar	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Kevin White	(212) 526-9519
	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Shelly Garg	(212) 526-0198
	Patrick Fruzzetti	(212) 526-2693
	Emma Kouzmina	(212) 526-0524

Rating Agency Contacts

S&P	Sai Uppuluri	(212) 438-3018
Moody’s	Cecilia Lam	(212) 553-1314
Fitch	Jonathan Teichmann	(212) 908-0862
	Wen Hsu	(212) 908-0633

Summary of Terms
Issuer:	Structured Asset Securities Corporation, Series 2006-OPT1
Depositor:	Structured Asset Securities Corporation
Trustee:	Wells Fargo Bank, N.A.
Master Servicer:	Aurora Loan Services LLC
Credit Risk Manager:	Risk Management Group LLC
Lead Underwriter:	Lehman Brothers Inc.
Swap Counterparty:	[TBD]
Cap Counterparty:	[TBD]
Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in May 2006.
Statistical Calculation Date:	March 17, 2006
Cut-Off Date:	April 1, 2006
Pricing Date:	Week of April 17, 2006
Closing Date:	April 28, 2006
Settlement Date:	April 28, 2006
Delay Days:	0 day delay
Dated Date:	April 25, 2006
Day Count:	Actual/360
Collection Period:	2nd day of prior month through 1st day of month of such distribution
Credit Risk Manager Fee:	0.010% of the loan principal balance annually.
Servicing Fee:

The servicing fee for substantially all of the Mortgage Loans is equal to 0.30% of the loan principal balance annually for the first 10 Distribution Dates, 0.40% of the loan principal balance annually for Distribution Dates 11 through 30, and 0.65% of the loan principal balance annually thereafter.

Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.
Denomination:

Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided however, sales to European Investors will be sold in minimum total investment amounts of $100,000.  Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	The Certificates are not expected to be SMMEA eligible.
ERISA Eligibility:

The Class A and Class M Certificates are expected to be ERISA eligible, subject to certain investor-based qualifications, until both the interest rate cap agreement and the interest rate swap agreement are terminated.

Tax Status:	REMIC for Federal income tax purposes.

Sensitivity Analysis - To 5% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.43	2.66	2.09	1.61	1.17
Window (mos)	1-157	1-123	1-101	1-84	1-71
Expected Final Mat.	4/25/2019	6/25/2016	8/25/2014	3/25/2013	2/25/2012

Class A2
Avg. Life (yrs)	1.22	0.96	0.78	0.66	0.56
Window (mos)	1-32	1-25	1-20	1-17	1-15
Expected Final Mat.	11/25/2008	4/25/2008	11/25/2007	8/25/2007	6/25/2007

Class A3
Avg. Life (yrs)	3.28	2.46	2.00	1.66	1.41
Window (mos)	32-50	25-34	20-28	17-23	15-20
Expected Final Mat.	5/25/2010	1/25/2009	7/25/2008	2/25/2008	11/25/2007

Class A4
Avg. Life (yrs)	6.05	4.66	3.37	2.37	2.01
Window (mos)	50-105	34-82	28-67	23-35	20-29
Expected Final Mat.	12/25/2014	1/25/2013	10/25/2011	2/25/2009	8/25/2008

Class A5
Avg. Life (yrs)	11.44	8.97	7.32	5.60	2.77
Window (mos)	105-157	82-123	67-101	35-84	29-71
Expected Final Mat.	4/25/2019	6/25/2016	8/25/2014	3/25/2013	2/25/2012

Class M1
Avg. Life (yrs)	5.52	4.49	4.16	4.39	5.06
Window (mos)	37-113	39-89	42-72	45-62	49-71
Expected Final Mat.	8/25/2015	8/25/2013	3/25/2012	5/25/2011	2/25/2012

Class M2
Avg. Life (yrs)	11.88	9.32	7.61	6.34	5.91
Window (mos)	113-157	89-123	72-101	62-84	71-71
Expected Final Mat.	4/25/2019	6/25/2016	8/25/2014	3/25/2013	2/25/2012

Class M3
Avg. Life (yrs)	6.98	5.56	4.78	4.38	4.28
Window (mos)	37-157	39-123	41-101	43-84	46-71
Expected Final Mat.	4/25/2019	6/25/2016	8/25/2014	3/25/2013	2/25/2012

Class M4
Avg. Life (yrs)	6.98	5.55	4.75	4.31	4.13
Window (mos)	37-157	38-123	40-101	42-84	44-71
Expected Final Mat.	4/25/2019	6/25/2016	8/25/2014	3/25/2013	2/25/2012

Class M5
Avg. Life (yrs)	6.98	5.55	4.72	4.24	4.01
Window (mos)	37-157	38-123	39-101	40-84	42-71
Expected Final Mat.	4/25/2019	6/25/2016	8/25/2014	3/25/2013	2/25/2012

Assumes a closing date of 3/28/06, dated date of 3/25/06 and first payment date of 4/25/06.

Sensitivity Analysis - To 5% Call

% CPR	20%	25%	30%	35%	40%

Class M6
Avg. Life (yrs)	6.98	5.55	4.70	4.19	3.92
Window (mos)	37-157	37-123	38-101	39-84	41-71
Expected Final Mat.	4/25/2019	6/25/2016	8/25/2014	3/25/2013	2/25/2012

Class M7
Avg. Life (yrs)	6.93	5.49	4.64	4.12	3.81
Window (mos)	37-157	37-123	38-101	39-84	39-71
Expected Final Mat.	4/25/2019	6/25/2016	8/25/2014	3/25/2013	2/25/2012

Class M8
Avg. Life (yrs)	6.78	5.37	4.54	4.00	3.70
Window (mos)	37-143	37-113	38-91	38-76	39-64
Expected Final Mat.	2/25/2018	8/25/2015	10/25/2013	7/25/2012	7/25/2011

Class B
Avg. Life (yrs)	6.54	5.18	4.36	3.87	3.55
Window (mos)	37-130	37-102	37-83	37-69	38-58
Expected Final Mat.	1/25/2017	9/25/2014	2/25/2013	12/25/2011	1/25/2011

Assumes a closing date of 3/28/06, dated date of 3/25/06 and first payment date of 4/25/06.

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.55	2.76	2.16	1.67	1.17
Window (mos)	1-263	1-212	1-173	1-145	1-123
Expected Final Mat.	2/25/2028	11/25/2023	8/25/2020	4/25/2018	6/25/2016

Class A2
Avg. Life (yrs)	1.22	0.96	0.78	0.66	0.56
Window (mos)	1-32	1-25	1-20	1-17	1-15
Expected Final Mat.	11/25/2008	4/25/2008	11/25/2007	8/25/2007	6/25/2007

Class A3
Avg. Life (yrs)	3.28	2.46	2.00	1.66	1.41
Window (mos)	32-50	25-34	20-28	17-23	15-20
Expected Final Mat.	5/25/2010	1/25/2009	7/25/2008	2/25/2008	11/25/2007

Class A4
Avg. Life (yrs)	6.05	4.66	3.37	2.37	2.01
Window (mos)	50-105	34-82	28-67	23-35	20-29
Expected Final Mat.	12/25/2014	1/25/2013	10/25/2011	2/25/2009	8/25/2008

Class A5
Avg. Life (yrs)	12.67	9.99	8.13	6.27	2.85
Window (mos)	105-264	82-212	67-174	35-145	29-123
Expected Final Mat.	3/25/2028	11/25/2023	9/25/2020	4/25/2018	6/25/2016

Class M1
Avg. Life (yrs)	5.52	4.49	4.16	4.39	5.14
Window (mos)	37-113	39-89	42-72	45-62	49-82
Expected Final Mat.	8/25/2015	8/25/2013	3/25/2012	5/25/2011	1/25/2013

Class M2
Avg. Life (yrs)	13.06	10.29	8.37	6.98	8.03
Window (mos)	113-225	89-179	72-146	62-122	82-118
Expected Final Mat.	12/25/2024	2/25/2021	5/25/2018	5/25/2016	1/25/2016

Class M3
Avg. Life (yrs)	7.20	5.74	4.92	4.50	4.38
Window (mos)	37-198	39-157	41-128	43-106	46-90
Expected Final Mat.	9/25/2022	4/25/2019	11/25/2016	1/25/2015	9/25/2013

Class M4
Avg. Life (yrs)	7.16	5.70	4.86	4.40	4.21
Window (mos)	37-190	38-150	40-122	42-102	44-86
Expected Final Mat.	1/25/2022	9/25/2018	5/25/2016	9/25/2014	5/25/2013

Class M5
Avg. Life (yrs)	7.11	5.65	4.80	4.31	4.06
Window (mos)	37-181	38-143	39-116	40-97	42-82
Expected Final Mat.	4/25/2021	2/25/2018	11/25/2015	4/25/2014	1/25/2013

Assumes a closing date of 3/28/06, dated date of 3/25/06 and first payment date of 4/25/06.

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M6
Avg. Life (yrs)	7.04	5.60	4.73	4.22	3.94
Window (mos)	37-171	37-134	38-109	39-91	41-77
Expected Final Mat.	6/25/2020	5/25/2017	4/25/2015	10/25/2013	8/25/2012

Class M7
Avg. Life (yrs)	6.93	5.49	4.64	4.12	3.81
Window (mos)	37-158	37-124	38-101	39-84	39-71
Expected Final Mat.	5/25/2019	7/25/2016	8/25/2014	3/25/2013	2/25/2012

Class M8
Avg. Life (yrs)	6.78	5.37	4.54	4.00	3.70
Window (mos)	37-143	37-113	38-91	38-76	39-64
Expected Final Mat.	2/25/2018	8/25/2015	10/25/2013	7/25/2012	7/25/2011

Class B
Avg. Life (yrs)	6.54	5.18	4.36	3.87	3.55
Window (mos)	37-130	37-102	37-83	37-69	38-58
Expected Final Mat.	1/25/2017	9/25/2014	2/25/2013	12/25/2011	1/25/2011

Assumes a closing date of 3/28/06, dated date of 3/25/06 and first payment date of 4/25/06.

Available Funds Cap Schedule* (1) (2) (3)

*The Effective Available Funds Cap is shown for the first 60 Distribution Dates.  For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.63814	7.79740	7.73988	52	20.36392	20.61328	20.52319
2	22.61467	22.77921	22.71979	53	19.67255	19.90369	19.82018
3	21.79471	21.95409	21.89653	54	19.60884	19.83725	19.75473
4	22.44771	22.61237	22.55290	55	20.19646	20.43246	20.34719
5	21.68132	21.84064	21.78310	56	19.48107	19.70942	19.62691
6	21.65827	21.81755	21.76003	57	20.06431	20.30025	20.21499
7	22.35639	22.52095	22.46152	58	19.35281	19.67122	19.55616
8	21.59300	21.75223	21.69472	59	19.44456	19.64061	19.56977
9	22.33833	22.50302	22.44354	60	21.45823	21.67539	21.59691
10	21.63282	21.79216	21.73461	61	11.86910	12.06532	11.99441
11	21.53198	21.69127	21.63374	62	12.26519	12.46802	12.39472
12	23.86897	24.04530	23.98162	63	11.86998	12.06634	11.99537
13	21.48979	21.64902	21.59151	64	12.26611	12.50078	12.41596
14	22.11856	22.28306	22.22365	65	11.92320	12.10947	12.04214
15	21.29592	21.45526	21.39771	66	11.92363	12.10998	12.04262
16	21.87798	22.04259	21.98314	67	12.32154	12.51417	12.44453
17	21.04341	21.20268	21.14516	68	11.92451	12.11099	12.04358
18	20.93281	21.09205	21.03454	69	12.32245	12.51522	12.44553
19	21.51714	21.68164	21.62223	70	11.92539	12.14266	12.06411
20	20.68815	20.84731	20.78983	71	11.97815	12.15462	12.09082
21	21.24851	21.41313	21.35368	72	12.80470	12.99342	12.92518
22	20.43075	20.59003	20.53250	73	11.97904	12.15566	12.09179
23	22.39005	22.60147	22.52512	74	12.37880	12.56138	12.49535
24	23.76080	23.98677	23.90516	75	11.97993	12.15670	12.09277
25	21.21449	21.42585	21.34952	76	12.37973	12.59410	12.51657
26	21.40054	21.61892	21.54005	77	12.03098	12.19704	12.13698
27	20.24867	20.46016	20.38378	78	12.03144	12.19758	12.13748
28	20.56392	20.78242	20.70351	79	12.43296	12.60471	12.54258
29	20.33217	20.55982	20.47760	80	12.03236	12.19865	12.13849
30	20.11907	20.34668	20.26448	81	12.43393	12.60582	12.54363
31	20.36700	20.60214	20.51722	82	12.03330	12.20181	12.14084
32	19.57912	19.80664	19.72447	83	12.03516	12.20236	12.14185
33	20.13112	20.36637	20.28141	84	13.32517	13.51036	13.44334
34	19.40519	19.64373	19.55758	85	12.03611	12.20346	12.14289
35	20.12257	20.36187	20.27544	86	12.43781	12.61081	12.54819
36	22.20456	22.46055	22.36810	87	12.03707	12.20457	12.14394
37	19.98166	20.21285	20.12936	88	12.43881	12.61197	12.54928
38	20.57565	20.81452	20.72825	89	12.03804	12.20570	12.14499
39	19.83933	20.07047	19.98699	90	12.03853	12.20627	12.14553
40	20.42633	20.66891	20.58130	91	12.44033	12.61373	12.55093
41	20.42078	20.66648	20.57774	92	12.03952	12.20741	12.14660
42	20.35276	20.59575	20.50799	93	12.44135	12.61492	12.55205
43	20.95877	21.20982	21.11914	94	12.04052	12.20857	12.14769
44	20.21617	20.45910	20.37136	95	12.04102	12.20915	12.14823
45	20.81867	21.06967	20.97901	96	13.33169	13.51793	13.45044
46	20.07839	20.32491	20.23586	97	12.04203	12.21033	12.14933
47	20.04060	20.28102	20.19417	98	12.44396	12.61795	12.55489
48	22.11880	22.38197	22.28690	99	12.04305	12.21152	12.15045
49	19.90786	20.14560	20.05972	100	12.44502	12.61919	12.55604
50	20.50199	20.74763	20.65889	101	12.04409	12.21272	12.15157
51	19.77373	20.01142	19.92555

(1)

Based on one-month LIBOR and six-month LIBOR of 20% for each period.

(2)

Assumes a constant prepayment rate of 30%. Assumes a closing date of 3/28/06, dated date of 3/25/06 and first payment date of 4/25/06.

(3)

Assumes no losses.

Excess Spread (1)(2)(3) (4)

Period	Excess Spread	Period	Excess Spread
1	2.81%	31	4.75%
2	2.67%	32	4.57%
3	2.41%	33	4.74%
4	2.53%	34	4.56%
5	2.31%	35	4.68%
6	2.30%	36	5.21%
7	2.48%	37	4.67%
8	2.26%	38	4.75%
9	2.48%	39	4.58%
10	2.33%	40	4.77%
11	2.24%	41	4.65%
12	2.79%	42	4.64%
13	2.27%	43	4.82%
14	2.47%	44	4.63%
15	2.30%	45	4.81%
16	2.49%	46	4.62%
17	2.32%	47	4.65%
18	2.32%	48	5.20%
19	2.51%	49	4.64%
20	2.32%	50	4.81%
21	2.51%	51	4.62%
22	2.34%	52	4.80%
23	4.55%	53	4.64%
24	4.90%	54	4.63%
25	4.55%	55	4.81%
26	4.74%	56	4.62%
27	4.56%	57	4.81%
28	4.74%	58	4.68%
29	4.84%	59	4.77%
30	4.83%	60	5.33%

(1)

Based on gradually increasing one-month LIBOR and six-month LIBOR.

(2)

Assumes a constant prepayment rate of 30%.  Assumes a closing date of 3/28/06, dated date of 3/25/06 and first payment date of 4/25/06.

(3)

Does not include swap payments to the Trust, reflects swap payments made by the Trust.

(4)

Does not include cap payments to the Trust.

SASCO 2006-OPT1 Collateral Summary - Aggregate

Collateral information is as of the Statistical Calculation Date.

Collateral Characteristics - Aggregate
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Fully Amortizing Loans:
2/28 ARM (Libor)	2,061	$375,420,858.48	38.76%	8.754%	100.00%	605	80.74%	57.21%
2/13 ARM (Libor)	3	181,383.74	0.02	10.050	100.00	583	83.31	100.00
3/27 ARM (Libor)	78	18,205,158.18	1.88	8.454	100.00	611	79.51	38.66
5/25 ARM (Libor)	83	18,292,144.73	1.89	8.006	100.00	635	79.51	61.62
15/15 ARM (Libor)	4	318,087.50	0.03	9.878	100.00	619	83.90	100.00
6 Month ARM (Libor)	1	118,690.19	0.01	8.200	100.00	593	85.00	100.00
Fixed Rate	1,320	141,036,757.79	14.56	9.069	0.00	630	79.86	63.40
Subtotal (Fully Amortizing):	3,550	$553,573,080.61	57.16%	8.801%	74.52%	612	80.44%	58.37%

Balloon Loans:
2/28 ARM (Libor)	660	$190,275,631.90	19.65%	7.943%	100.00%	629	81.91%	46.58%
3/27 ARM (Libor)	25	8,138,225.01	0.84	7.708	100.00	639	79.85	46.78
5/25 ARM (Libor)	47	14,011,159.14	1.45	7.340	100.00	655	80.46	48.33
Balloon (Fixed Rate)	110	30,075,613.41	3.11	7.710	0.00	633	78.65	71.81
Subtotal (Balloon):	842	$242,500,629.46	25.04%	7.871%	87.60%	632	81.35%	49.82%

Interest-Only Loans:
2/28 ARM (Libor)	422	$148,187,195.78	15.30%	7.338%	100.00%	649	81.10%	43.62%
3/27 ARM (Libor)	12	3,250,049.64	0.34	7.815	100.00	645	80.30	44.77
5/25 ARM (Libor)	32	13,839,393.79	1.43	6.722	100.00	648	73.24	36.75
Fixed Rate	17	7,162,595.33	0.74	6.995	0.00	655	82.17	64.42
Subtotal (IO Loans):	483	$172,439,234.54	17.80%	7.283%	95.85%	649	80.50%	43.95%

Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Interest-Only Loans:
60	483	$172,439,234.54	100.00%	7.283%	95.85%	649	80.50%	43.95%
Total:	483	$172,439,234.54	100.00%	7.283%	95.85%	649	80.50%	43.95%

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Amortization Type

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Fully Amortizing: Term <= 20 years	53	$4,329,715.43	0.45%	9.690%	4.19%	604	75.61%	81.87%
Fully Amortizing: 20 < Term <= 30 years	3,497	549,243,365.18	56.71	8.794	75.08	612	80.47	58.18
IO: IO Term > 3 years	483	172,439,234.54	17.80	7.283	95.85	649	80.50	43.95
Balloon: Term > 25 years	842	242,500,629.46	25.04	7.871	87.60	632	81.35	49.82
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
0.01 - 50,000.00	520	$16,852,628.81	1.74%	11.642%	5.94%	616	94.14%	84.67%
50,000.01 - 100,000.00	1,116	81,689,670.39	8.43	10.235	62.77	612	83.62	75.19
100,000.01 - 150,000.00	865	107,740,730.83	11.12	9.159	78.32	609	81.14	74.27
150,000.01 - 200,000.00	583	101,640,079.06	10.49	8.733	86.42	605	78.61	66.86
200,000.01 - 250,000.00	437	98,174,310.04	10.14	8.346	85.61	612	79.31	58.32
250,000.01 - 300,000.00	310	85,376,081.58	8.82	8.053	88.59	618	80.08	52.07
300,000.01 - 350,000.00	295	95,934,768.38	9.91	7.793	84.84	628	80.38	45.13
350,000.01 - 400,000.00	220	82,260,967.91	8.49	7.558	85.31	638	80.49	43.02
400,000.01 - 450,000.00	139	59,155,843.57	6.11	7.499	83.38	643	80.13	35.91
450,000.01 - 500,000.00	133	63,089,915.17	6.51	7.653	85.66	641	82.27	32.31
500,000.01 - 550,000.00	63	33,162,868.22	3.42	7.495	84.06	648	80.80	41.43
550,000.01 - 600,000.00	56	32,246,729.75	3.33	7.760	91.14	638	81.66	34.00
600,000.01 - 650,000.00	38	23,806,709.49	2.46	7.730	89.61	630	81.08	39.29
650,000.01 >=	100	87,381,641.41	9.02	7.375	83.00	636	78.46	45.75
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1st Lien	4,101	$929,453,143.01	95.97%	8.166%	85.02%	623	80.03%	53.26%
2nd Lien	774	39,059,801.60	4.03	11.442	0.13	643	96.00	63.14
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Cash Out Refinance	2,518	$580,214,824.44	59.91%	8.110%	80.58%	613	77.92%	52.27%
Purchase	2,042	329,392,388.69	34.01	8.619	84.81	645	85.60	53.41
Rate/Term Refinance	315	58,905,731.48	6.08	8.351	73.58	613	80.34	68.84
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Primary Home	4,433	$885,415,325.58	91.42%	8.225%	80.98%	621	80.29%	54.98%
Investment	366	63,063,926.87	6.51	9.376	88.24	659	85.61	40.26
Second Home	76	20,033,692.16	2.07	8.144	87.59	650	82.44	37.52
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1 - 180	33	$2,498,464.74	0.26%	9.268%	7.26%	607	69.18%	78.41%
181 - 240	20	1,831,250.69	0.19	10.266	0.00	600	84.38	86.58
241 - 360	4,822	964,183,229.18	99.55	8.292	81.94	624	80.70	53.53
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Remaining Terms to Stated  Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1 - 180	33	$2,498,464.74	0.26%	9.268%	7.26%	607	69.18%	78.41%
181 - 240	20	1,831,250.69	0.19	10.266	0.00	600	84.38	86.58
241 - 360	4,822	964,183,229.18	99.55	8.292	81.94	624	80.70	53.53
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
CA	780	$262,648,087.28	27.12%	7.453%	84.20%	635	78.16%	44.27%
FL	533	102,220,606.95	10.55	8.423	78.21	627	81.02	52.89
NY	346	94,686,035.30	9.78	7.992	70.29	640	79.37	36.92
MA	222	57,655,761.98	5.95	8.314	85.69	629	79.69	40.49
TX	425	46,011,068.65	4.75	9.329	74.58	599	83.49	75.52
NJ	175	43,959,477.17	4.54	8.725	88.77	621	80.57	35.49
VA	178	33,244,980.66	3.43	8.519	86.57	612	81.40	64.67
MD	121	26,956,472.15	2.78	8.549	89.82	608	80.70	70.14
IL	145	22,650,334.14	2.34	9.277	93.70	615	83.98	63.73
MI	188	22,039,150.45	2.28	9.393	85.17	605	84.13	77.04
Other	1,762	256,440,969.88	26.48	8.729	80.66	615	82.65	65.87
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Original Combined Loan-to-Value Ratio

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	296	$56,860,156.13	5.87%	7.738%	61.93%	602	50.30%	51.48%
60.01 to 70.00%	439	113,564,208.40	11.73	7.808	77.82	597	66.21	49.09
70.01 to 80.00%	1,789	398,891,689.96	41.19	8.003	87.70	624	78.67	51.54
80.01 to 85.00%	343	84,887,704.19	8.76	8.010	83.32	618	84.37	54.27
85.01 to 90.00%	577	141,751,594.92	14.64	8.437	90.53	637	89.69	46.69
90.01 to 95.00%	546	112,898,568.61	11.66	8.895	89.68	636	94.71	68.32
95.01 to 100.00%	111	20,599,220.80	2.13	9.243	79.84	652	99.84	73.16
Subtotal (First Lien):	4,101	$929,453,143.01	95.97%	8.166%	85.02%	623	80.03%	53.26%

Second Lien Loans:
Less than 60.01%	7	$417,822.13	0.04%	10.827%	0.00%	617	54.14%	66.46%
60.01 to 70.00%	15	927,221.61	0.10	10.751	0.00	615	66.48	39.33
70.01 to 80.00%	40	2,632,142.34	0.27	11.287	0.00	621	77.53	35.32
80.01 to 85.00%	35	1,837,583.33	0.19	12.036	0.00	619	83.45	36.14
85.01 to 90.00%	10	663,799.62	0.07	12.031	0.00	635	88.60	20.47
90.01 to 95.00%	30	1,689,809.09	0.17	11.609	0.00	629	94.83	40.52
95.01 to 100.00%	637	30,891,423.48	3.19	11.427	0.17	648	99.99	69.95
Subtotal (Second Lien):	774	$39,059,801.60	4.03%	11.442%	0.13%	643	96.00%	63.14%

Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Original Full Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	293	$56,159,342.94	5.80%	7.736%	61.85%	602	50.26%	51.91%
60.01 to 70.00%	438	113,985,615.45	11.77	7.808	77.81	597	66.15	48.77
70.01 to 80.00%	954	230,036,984.10	23.75	8.105	83.46	606	77.75	44.29
80.01 to 85.00%	340	83,815,693.77	8.65	8.006	83.11	617	84.37	54.78
85.01 to 90.00%	576	141,738,627.55	14.63	8.436	90.56	637	89.67	46.52
90.01 to 95.00%	587	123,897,670.27	12.79	8.776	89.58	637	93.35	66.56
95.01 to 100.00%	913	179,819,208.93	18.57	8.046	92.18	650	82.26	63.47
Subtotal (First Lien):	4,101	$929,453,143.01	95.97%	8.166%	85.02%	623	80.03%	53.26%

Second Lien Loans:
Less than 60.01%	7	$417,822.13	0.04%	10.827%	0.00%	617	54.14%	66.46%
60.01 to 70.00%	15	927,221.61	0.10	10.751	0.00	615	66.48	39.33
70.01 to 80.00%	40	2,632,142.34	0.27	11.287	0.00	621	77.53	35.32
80.01 to 85.00%	35	1,837,583.33	0.19	12.036	0.00	619	83.45	36.14
85.01 to 90.00%	10	663,799.62	0.07	12.031	0.00	635	88.60	20.47
90.01 to 95.00%	30	1,689,809.09	0.17	11.609	0.00	629	94.83	40.52
95.01 to 100.00%	637	30,891,423.48	3.19	11.427	0.17	648	99.99	69.95
Subtotal (Second Lien):	774	$39,059,801.60	4.03%	11.442%	0.13%	643	96.00%	63.14%

Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

*Includes all liens on the mortgaged property.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Not Available	16	$1,539,223.51	0.16%	10.063%	80.34%	0	72.13%	81.59%
470 - 499	5	423,186.16	0.04	8.931	85.58	480	88.94	82.24
500 - 520	216	40,858,955.73	4.22	9.394	87.85	511	74.44	69.61
521 - 540	247	46,798,263.24	4.83	9.355	92.03	530	76.39	64.70
541 - 560	243	45,156,285.55	4.66	9.275	88.60	551	74.11	64.90
561 - 580	425	77,925,965.82	8.05	8.751	85.73	571	77.92	68.71
581 - 600	764	121,778,420.93	12.57	8.511	80.59	591	80.19	68.93
601 - 620	811	143,188,164.91	14.78	8.276	76.48	611	80.42	70.00
621 - 640	743	144,854,018.12	14.96	8.004	76.04	630	81.49	54.52
641 - 660	527	112,073,012.07	11.57	8.118	81.38	650	83.15	37.55
661 - 680	324	83,737,302.79	8.65	7.832	86.76	669	82.75	35.13
681 - 700	166	48,592,922.81	5.02	7.548	87.53	690	83.93	29.69
701 - 720	131	38,884,502.63	4.01	7.608	86.41	709	83.41	21.50
721 - 740	87	21,645,080.59	2.23	7.665	76.50	730	84.65	22.80
741 - 760	87	18,794,706.08	1.94	8.034	77.03	751	85.26	26.59
761 - 780	52	15,068,232.87	1.56	7.565	61.25	770	84.05	43.02
781 >=	31	7,194,700.80	0.74	7.637	66.97	794	82.92	37.57
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Single Family	3,781	$725,013,396.62	74.86%	8.256%	81.29%	620	80.18%	54.98%
PUD	474	106,563,051.15	11.00	8.332	80.70	623	82.28	58.46
2-4 Family	340	91,295,907.00	9.43	8.311	82.72	646	82.07	33.82
Condo	211	38,585,810.25	3.98	8.721	88.68	635	82.33	54.90
Manufactured Housing	69	7,054,779.59	0.73	9.644	72.62	630	80.22	95.79
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	$213,020,105.14	$63,292,478.13	$434,948,208.94	$2,804,277.69	$0.00	$0.00	$714,065,069.90
Fixed Rate	41,911,307.67	27,474,381.26	14,535,028.41	94,354,249.19	0.00	0.00	178,274,966.53
5 Year Hybrid	9,079,154.36	5,694,218.17	1,438,192.94	29,931,132.19	0.00	0.00	46,142,697.66
3 Year Hybrid	12,971,012.62	5,145,020.34	0.00	11,477,399.87	0.00	0.00	29,593,432.83
15 Year Hybrid	318,087.50	0.00	0.00	0.00	0.00	0.00	318,087.50
6 Month ARM	118,690.19	0.00	0.00	0.00	0.00	0.00	118,690.19
Total:	$277,418,357.48	$101,606,097.90	$450,921,430.29	$138,567,058.94	$0.00	$0.00	$968,512,944.61

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	29.83%	8.86%	60.91%	0.39%	0.00%	0.00%	73.73%
Fixed Rate	23.51	15.41	8.15	52.93	0.00	0.00	18.41
5 Year Hybrid	19.68	12.34	3.12	64.87	0.00	0.00	4.76
3 Year Hybrid	43.83	17.39	0.00	38.78	0.00	0.00	3.06
15 Year Hybrid	100.00	0.00	0.00	0.00	0.00	0.00	0.03
6 Month ARM	100.00	0.00	0.00	0.00	0.00	0.00	0.01
Total:	28.64%	10.49%	46.56%	14.31%	0.00%	0.00%	100.00%

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	2,403	$572,220,668.73	59.08%	7.868%	79.13%	628	79.67%	52.47%
None	1,693	277,418,357.48	28.64	8.953	84.89	621	81.70	49.41
2% of Amount Prepaid	134	28,627,630.29	2.96	8.369	90.03	609	80.09	65.73
1% of Amount Prepaid	187	26,983,198.76	2.79	9.137	86.47	605	83.84	73.63
1% of Orig. Bal.	113	14,192,403.36	1.47	9.333	87.39	612	86.11	75.36
Other	345	49,070,685.99	5.07	8.799	82.38	613	83.63	67.26
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Full	3,168	$519,716,859.52	53.66%	8.425%	77.75%	608	81.59%	100.00%
Stated	1,653	435,414,855.00	44.96	8.139	86.18	640	79.50	0.00
No Documentation	32	6,774,802.96	0.70	8.675	82.03	703	85.15	0.00
Limited	22	6,606,427.13	0.68	8.393	81.17	656	81.90	0.00
Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Debt to Income Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Full Doc Loans:
0.01 to 5.00	2	$656,720.49	0.07%	8.542%	100.00%	564	94.24%	100.00%
5.01 to 10.00	5	648,993.03	0.07	8.789	100.00	633	77.31	100.00
10.01 to 15.00	18	3,185,184.26	0.33	8.815	93.69	594	80.45	100.00
15.01 to 20.00	62	8,042,093.90	0.83	8.981	64.85	587	78.05	100.00
20.01 to 25.00	133	15,947,854.69	1.65	8.747	63.34	598	76.97	100.00
25.01 to 30.00	240	31,410,205.29	3.24	8.517	80.33	602	77.74	100.00
30.01 to 35.00	352	46,435,417.82	4.79	8.698	75.59	610	81.31	100.00
35.01 to 40.00	452	72,730,359.42	7.51	8.456	78.61	607	80.85	100.00
40.01 to 45.00	543	88,703,201.03	9.16	8.407	78.81	612	81.68	100.00
45.01 to 50.00	657	117,881,450.89	12.17	8.318	80.38	610	82.13	100.00
50.01 to 55.00	563	108,281,656.90	11.18	8.285	76.64	606	82.94	100.00
55.01 to 60.00	141	25,793,721.80	2.66	8.429	74.88	622	84.23	100.00
Subtotal (Full Doc):	3,168	$519,716,859.52	53.66%	8.425%	77.75%	608	81.59%	100.00%

Non-Full Doc Loans:
Not Available	32	$6,774,802.96	0.70%	8.675%	82.03%	703	85.15%	0.00%
0.01 to 5.00	2	259,323.34	0.03	11.253	100.00	557	82.60	0.00
5.01 to 10.00	3	183,269.59	0.02	11.086	27.98	666	78.20	0.00
10.01 to 15.00	14	2,058,088.25	0.21	8.810	80.56	666	81.22	0.00
15.01 to 20.00	33	5,339,001.86	0.55	9.066	92.32	612	81.05	0.00
20.01 to 25.00	54	10,569,497.75	1.09	8.339	86.38	644	78.97	0.00
25.01 to 30.00	109	21,653,108.27	2.24	8.398	79.41	636	76.40	0.00
30.01 to 35.00	191	45,981,477.18	4.75	8.253	87.63	642	78.98	0.00
35.01 to 40.00	300	82,623,768.65	8.53	8.081	88.20	648	80.63	0.00
40.01 to 45.00	418	113,544,266.27	11.72	8.093	85.94	647	80.22	0.00
45.01 to 50.00	449	131,237,524.88	13.55	8.031	85.23	636	79.09	0.00
50.01 to 55.00	97	27,087,437.66	2.80	8.341	88.09	624	79.44	0.00
55.01 to 60.00	5	1,484,518.43	0.15	8.090	60.86	557	67.16	0.00
Subtotal (Non-Full Doc):	1,707	$448,796,085.09	46.34%	8.151%	86.04%	642	79.62%	0.00%

Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Adjustable Rate Loans:
Less than 5.501	5	$1,685,398.21	0.17%	5.389%	100.00%	672	72.09%	70.33%
5.501 to 6.000	38	13,775,944.04	1.42	5.884	100.00	652	75.24	63.77
6.001 to 6.500	119	51,593,137.27	5.33	6.319	100.00	659	76.57	47.87
6.501 to 7.000	246	86,447,917.71	8.93	6.814	100.00	640	76.87	49.10
7.001 to 7.500	289	95,480,721.47	9.86	7.297	100.00	645	79.64	39.04
7.501 to 8.000	482	143,363,621.51	14.80	7.792	100.00	631	81.06	49.08
8.001 to 8.500	440	105,975,327.89	10.94	8.290	100.00	618	81.18	51.53
8.501 to 9.000	534	112,374,448.26	11.60	8.766	100.00	608	82.23	50.03
9.001 to 9.500	338	63,341,666.99	6.54	9.273	100.00	614	84.65	52.32
9.501 to 10.000	340	49,360,528.39	5.10	9.758	100.00	590	84.14	62.99
10.001 to 10.500	201	29,025,316.34	3.00	10.277	100.00	580	83.11	58.29
10.501 to 11.000	155	16,570,462.89	1.71	10.779	100.00	574	83.88	69.38
Greater than 11.000	241	21,243,487.11	2.19	11.626	100.00	561	83.76	74.61
Subtotal (ARM Loans):	3,428	$790,237,978.08	81.59%	8.194%	100.00%	622	80.89%	51.14%

Fixed Rate Loans:
Less than 5.501	19	$8,582,636.63	0.89%	5.391%	0.00%	712	64.64%	48.96%
5.501 to 6.000	5	1,637,441.28	0.17	5.975	0.00	686	74.93	55.79
6.001 to 6.500	35	11,237,444.12	1.16	6.413	0.00	645	66.64	72.01
6.501 to 7.000	77	25,341,368.97	2.62	6.810	0.00	642	73.41	68.73
7.001 to 7.500	57	16,271,839.58	1.68	7.304	0.00	648	73.64	58.17
7.501 to 8.000	62	16,912,586.10	1.75	7.789	0.00	624	73.73	63.56
8.001 to 8.500	55	11,195,341.62	1.16	8.342	0.00	610	74.29	63.45
8.501 to 9.000	70	14,725,268.10	1.52	8.775	0.00	605	78.75	61.51
9.001 to 9.500	60	8,208,637.54	0.85	9.313	0.00	601	79.18	78.45
9.501 to 10.000	110	11,897,415.65	1.23	9.746	0.00	629	85.90	72.71
10.001 to 10.500	68	6,957,313.25	0.72	10.266	0.00	601	85.97	75.19
10.501 to 11.000	175	13,755,945.65	1.42	10.723	0.00	660	91.61	42.96
Greater than 11.000	654	31,551,728.04	3.26	11.912	0.00	610	93.92	70.99
Subtotal (Fixed Rate):	1,447	$178,274,966.53	18.41%	8.757%	0.00%	631	79.75%	64.86%

Total:	4,875	$968,512,944.61	100.00%	8.298%	81.59%	624	80.68%	53.66%

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
<= 3.000	6	$647,202.95	0.08%	10.633%	100.00%	569	68.29%	89.73%
3.001 - 3.500	2	795,147.54	0.10	6.225	100.00	621	69.86	100.00
3.501 - 4.000	10	2,447,475.17	0.31	6.278	100.00	681	73.15	54.28
4.001 - 4.500	15	6,182,896.98	0.78	6.069	100.00	660	72.53	57.08
4.501 - 5.000	116	38,597,349.33	4.88	6.726	100.00	651	75.24	52.78
5.001 - 5.500	279	93,684,377.83	11.86	6.881	100.00	650	75.89	49.24
5.501 - 6.000	502	145,386,122.67	18.40	7.476	100.00	641	78.88	45.74
6.001 - 6.500	698	172,763,177.49	21.86	8.017	100.00	627	81.04	53.15
6.501 - 7.000	680	146,836,376.96	18.58	8.661	100.00	613	83.61	48.69
7.001 - 7.500	605	102,153,500.59	12.93	9.395	100.00	599	84.00	51.19
7.501 - 8.000	477	74,880,153.59	9.48	9.939	100.00	576	84.66	60.03
8.001 - 8.500	35	5,456,454.19	0.69	10.081	100.00	561	88.41	74.18
8.501 - 9.000	3	407,742.79	0.05	9.334	100.00	571	72.97	59.56
Total:	3,428	$790,237,978.08	100.00%	8.194%	100.00%	622	80.89%	51.14%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1.000	1	$118,690.19	0.02%	8.200%	100.00%	593	85.00%	100.00%
2.000	19	4,565,622.27	0.58	7.024	100.00	619	73.12	43.93
3.000	3,408	785,553,665.62	99.41	8.201	100.00	622	80.93	51.17
Total:	3,428	$790,237,978.08	100.00%	8.194%	100.00%	622	80.89%	51.14%

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1.000	3,426	$789,964,611.83	99.97%	8.194%	100.00%	622	80.89%	51.12%
1.500	1	178,276.19	0.02	8.350	100.00	544	83.02	100.00
3.000	1	95,090.06	0.01	8.750	100.00	602	80.00	100.00
Total:	3,428	$790,237,978.08	100.00%	8.194%	100.00%	622	80.89%	51.14%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
9.001 - 9.500	2	$570,836.59	0.07%	6.310%	100.00%	655	76.99%	100.00%
9.501 - 10.000	2	459,835.70	0.06	6.600	100.00	647	84.30	100.00
10.001 - 10.500	2	894,425.92	0.11	7.260	100.00	649	81.53	0.00
10.501 - 11.000	4	692,876.85	0.09	6.804	100.00	679	74.34	76.64
11.001 - 11.500	11	2,904,982.07	0.37	6.922	100.00	636	70.37	60.94
11.501 - 12.000	47	15,242,438.53	1.93	6.164	100.00	647	76.20	63.06
12.001 - 12.500	118	51,045,708.86	6.46	6.332	100.00	660	76.77	47.31
12.501 - 13.000	248	86,432,509.59	10.94	6.830	100.00	640	76.86	49.09
13.001 - 13.500	289	94,665,465.86	11.98	7.302	100.00	644	79.63	39.81
13.501 - 14.000	480	142,464,953.74	18.03	7.796	100.00	631	81.09	48.87
14.001 - 14.500	433	104,647,824.06	13.24	8.286	100.00	618	81.28	51.21
14.501 - 15.000	528	111,625,229.32	14.13	8.761	100.00	608	82.18	50.27
15.001 - 15.500	338	63,363,677.93	8.02	9.274	100.00	614	84.64	52.34
15.501 - 16.000	336	48,916,100.81	6.19	9.758	100.00	591	84.16	62.66
16.001 - 16.500	199	28,824,380.94	3.65	10.277	100.00	580	83.04	58.00
16.501 - 17.000	152	16,365,755.82	2.07	10.781	100.00	573	83.97	69.00
17.001 - 17.500	100	8,990,300.50	1.14	11.297	100.00	569	85.19	78.04
17.501 - 18.000	114	9,309,475.59	1.18	11.767	100.00	557	83.78	69.50
18.001 - 18.500	23	2,257,524.34	0.29	12.222	100.00	548	83.16	74.32
18.501 - 19.000	2	563,675.06	0.07	12.099	100.00	531	61.79	100.00
Total:	3,428	$790,237,978.08	100.00%	8.194%	100.00%	622	80.89%	51.14%

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
<= 5.500	5	$1,685,398.21	0.21%	5.389%	100.00%	672	72.09%	70.33%
5.501 - 6.000	39	14,085,692.05	1.78	5.912	100.00	651	75.40	64.57
6.001 - 6.500	121	51,786,779.76	6.55	6.327	100.00	659	76.58	48.06
6.501 - 7.000	248	86,992,018.93	11.01	6.820	100.00	640	76.84	48.79
7.001 - 7.500	288	94,964,741.17	12.02	7.301	100.00	645	79.71	38.93
7.501 - 8.000	483	143,545,963.22	18.16	7.797	100.00	631	81.06	49.02
8.001 - 8.500	439	105,876,775.46	13.40	8.290	100.00	618	81.18	51.48
8.501 - 9.000	532	112,062,022.07	14.18	8.767	100.00	608	82.23	50.09
9.001 - 9.500	338	63,341,666.99	8.02	9.273	100.00	614	84.65	52.32
9.501 - 10.000	339	49,239,995.59	6.23	9.757	100.00	590	84.11	63.15
10.001 - 10.500	201	29,025,316.34	3.67	10.277	100.00	580	83.11	58.29
10.501 - 11.000	155	16,570,462.89	2.10	10.779	100.00	574	83.88	69.38
11.001 - 11.500	99	8,807,958.79	1.11	11.293	100.00	570	85.29	79.66
11.501 - 12.000	116	9,759,727.52	1.24	11.772	100.00	556	82.30	70.91
12.001 - 12.500	24	2,329,667.27	0.29	12.219	100.00	554	83.53	75.12
12.501 - 13.000	1	163,791.82	0.02	12.560	100.00	510	95.00	100.00
Total:	3,428	$790,237,978.08	100.00%	8.194%	100.00%	622	80.89%	51.14%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1 - 12	5	$714,985.23	0.09%	7.971%	100.00%	559	85.17%	53.21%
13 - 24	3,142	713,468,774.86	90.29	8.245	100.00	621	81.12	51.57
25 - 36	115	29,593,432.83	3.74	8.179	100.00	622	79.69	41.56
37 >=	166	46,460,785.16	5.88	7.436	100.00	645	77.96	50.47
Total:	3,428	$790,237,978.08	100.00%	8.194%	100.00%	622	80.89%	51.14%

SASCO 2006-OPT1 Collateral Summary – Group 1

Collateral information is as of the Statistical Calculation Date.

Collateral Characteristics - Group 1
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Fully Amortizing Loans:
2/28 ARM (Libor)	770	$136,539,013.85	39.03%	8.547%	100.00%	615	81.01%	39.81%
3/27 ARM (Libor)	34	8,105,869.29	2.32	8.250	100.00	608	79.39	30.16
5/25 ARM (Libor)	32	7,530,246.74	2.15	7.858	100.00	636	81.70	44.94
Fixed Rate	521	51,301,200.37	14.67	8.947	0.00	634	82.17	50.93
Subtotal (Fully Amortizing):	1,357	$203,476,330.25	58.17%	8.611%	74.79%	620	81.26%	42.42%

Balloon Loans:
2/28 ARM (Libor)	278	$65,154,511.72	18.63%	7.873%	100.00%	625	82.22%	47.22%
3/27 ARM (Libor)	9	2,614,173.14	0.75	7.457	100.00	647	79.63	60.15
5/25 ARM (Libor)	25	6,677,989.37	1.91	7.278	100.00	649	81.28	43.73
Balloon (Fixed Rate)	51	12,018,559.45	3.44	7.640	0.00	634	79.35	67.08
Subtotal (Balloon):	363	$86,465,233.68	24.72%	7.782%	86.10%	629	81.67%	50.10%

Interest-Only Loans:
2/28 ARM (Libor)	195	$52,374,521.72	14.97%	7.376%	100.00%	637	81.24%	52.07%
3/27 ARM (Libor)	5	956,799.64	0.27	8.011	100.00	639	81.02	50.67
5/25 ARM (Libor)	17	4,845,987.14	1.39	6.956	100.00	650	76.75	43.59
Fixed Rate	6	1,669,999.00	0.48	7.863	0.00	659	85.29	59.64
Subtotal (IO Loans):	223	$59,847,307.50	17.11%	7.365%	97.21%	639	80.98%	51.57%

Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Interest-Only Loans:
60	223	$59,847,307.50	100.00%	7.365%	97.21%	639	80.98%	51.57%
Total:	223	$59,847,307.50	100.00%	7.365%	97.21%	639	80.98%	51.57%

Collateral Characteristics – Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Amortization Type

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Fully Amortizing: Term <= 20 years	13	$907,517.16	0.26%	10.075%	0.00%	605	79.33%	28.02%
Fully Amortizing: 20 < Term <= 30 years	1,344	202,568,813.09	57.91	8.604	75.12	620	81.27	42.48
IO: IO Term > 3 years	223	59,847,307.50	17.11	7.365	97.21	639	80.98	51.57
Balloon: Term > 25 years	363	86,465,233.68	24.72	7.782	86.10	629	81.67	50.10
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
0.01 - 50,000.00	244	$7,612,514.94	2.18%	11.652%	3.28%	625	97.00%	73.29%
50,000.01 - 100,000.00	403	30,061,876.57	8.59	10.031	65.18	623	84.30	55.97
100,000.01 - 150,000.00	312	38,734,531.75	11.07	8.803	85.96	619	81.27	59.21
150,000.01 - 200,000.00	224	39,081,899.28	11.17	8.330	85.85	615	79.35	49.98
200,000.01 - 250,000.00	218	49,111,880.28	14.04	8.132	85.20	618	81.39	46.09
250,000.01 - 300,000.00	164	45,230,509.01	12.93	7.882	88.34	620	80.26	45.98
300,000.01 - 350,000.00	161	52,284,715.23	14.95	7.608	83.62	627	80.80	39.73
350,000.01 - 400,000.00	142	53,115,217.42	15.18	7.399	80.79	633	80.33	39.98
400,000.01 - 450,000.00	39	16,233,656.52	4.64	7.460	84.90	648	80.48	38.26
450,000.01 - 500,000.00	21	9,994,642.81	2.86	7.669	81.00	667	82.17	23.69
500,000.01 - 550,000.00	9	4,733,345.08	1.35	7.458	88.86	627	80.84	33.83
550,000.01 - 600,000.00	5	2,879,504.77	0.82	7.846	100.00	695	85.70	0.00
650,000.01 >=	1	714,577.77	0.20	9.300	100.00	520	65.00	0.00
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1st Lien	1,611	$335,902,160.60	96.03%	8.056%	84.79%	625	80.70%	45.53%
2nd Lien	332	13,886,710.83	3.97	11.499	0.00	645	96.34	54.35
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Cash Out Refinance	1,053	$247,566,075.06	70.78%	7.895%	82.58%	621	79.57%	39.67%
Purchase	808	84,484,743.52	24.15	9.151	80.51	638	86.72	62.07
Rate/Term Refinance	82	17,738,052.85	5.07	7.778	69.60	632	80.02	55.54
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Primary Home	1,737	$308,122,347.25	88.09%	8.095%	80.47%	620	80.83%	50.23%
Investment	170	32,702,495.20	9.35	9.173	88.89	669	85.47	10.08
Second Home	36	8,964,028.98	2.56	7.971	86.90	653	82.85	26.89
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Original Terms to Stated  Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1 - 180	6	$491,164.01	0.14%	10.394%	0.00%	613	81.62%	17.05%
181 - 240	7	416,353.15	0.12	9.698	0.00	595	76.64	40.97
241 - 360	1,930	348,881,354.27	99.74	8.188	81.63	626	81.32	45.93
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Remaining Terms to Stated  Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1 - 180	6	$491,164.01	0.14%	10.394%	0.00%	613	81.62%	17.05%
181 - 240	7	416,353.15	0.12	9.698	0.00	595	76.64	40.97
241 - 360	1,930	348,881,354.27	99.74	8.188	81.63	626	81.32	45.93
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
CA	320	$79,638,258.55	22.77%	7.553%	83.89%	624	79.03%	48.72%
NY	151	39,112,723.06	11.18	7.833	67.58	639	80.96	37.10
FL	188	32,978,214.72	9.43	8.223	81.42	626	81.48	41.69
MA	110	27,364,130.87	7.82	8.135	84.69	635	80.29	27.54
NJ	81	20,308,247.47	5.81	8.660	92.85	615	81.64	26.15
TX	188	17,953,853.50	5.13	9.423	71.30	602	82.96	63.21
MD	49	9,460,531.17	2.70	8.239	94.77	609	80.14	62.21
VA	53	8,759,438.69	2.50	8.227	88.25	624	82.58	55.71
PA	68	8,391,472.84	2.40	8.622	66.17	609	81.23	51.70
AZ	39	8,116,200.85	2.32	7.916	91.63	632	82.46	57.15
Other	696	97,705,799.71	27.93	8.519	82.08	628	83.10	50.66
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Original Combined Loan-to-Value Ratio

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	30	$5,395,060.02	1.54%	7.448%	57.65%	617	49.96%	35.47%
60.01 to 70.00%	207	46,200,019.51	13.21	7.690	77.11	598	66.69	43.99
70.01 to 80.00%	782	156,049,004.53	44.61	7.976	85.88	619	78.39	48.77
80.01 to 85.00%	157	36,674,369.57	10.48	7.687	82.90	625	84.39	46.65
85.01 to 90.00%	243	54,518,211.98	15.59	8.503	89.95	649	89.62	29.44
90.01 to 95.00%	153	30,320,836.67	8.67	8.545	86.87	648	94.60	56.18
95.01 to 100.00%	39	6,744,658.32	1.93	9.091	92.89	658	99.90	65.19
Subtotal (First Lien):	1,611	$335,902,160.60	96.03%	8.056%	84.79%	625	80.70%	45.53%

Second Lien Loans:
Less than 60.01%	2	$94,668.65	0.03%	11.609%	0.00%	593	55.74%	63.34%
60.01 to 70.00%	5	290,110.86	0.08	11.320	0.00	619	66.80	39.58
70.01 to 80.00%	17	979,699.09	0.28	11.825	0.00	621	78.05	12.09
80.01 to 85.00%	11	572,096.98	0.16	12.054	0.00	628	84.02	22.18
85.01 to 90.00%	4	294,836.53	0.08	11.139	0.00	633	89.40	21.00
90.01 to 95.00%	11	605,684.25	0.17	11.780	0.00	625	94.76	40.70
95.01 to 100.00%	282	11,049,614.47	3.16	11.440	0.00	651	99.99	61.71
Subtotal (Second Lien):	332	$13,886,710.83	3.97%	11.499%	0.00%	645	96.34%	54.35%

Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Original Full Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	28	$5,173,264.29	1.48%	7.433%	60.12%	618	50.09%	34.74%
60.01 to 70.00%	207	46,248,318.72	13.22	7.689	76.91	598	66.64	43.83
70.01 to 80.00%	451	104,836,396.54	29.97	7.947	82.41	612	77.66	35.85
80.01 to 85.00%	155	36,154,339.32	10.34	7.688	82.66	626	84.40	46.89
85.01 to 90.00%	243	54,701,242.13	15.64	8.501	90.08	649	89.58	29.25
90.01 to 95.00%	173	35,093,289.82	10.03	8.397	87.32	646	92.53	57.75
95.01 to 100.00%	354	53,695,309.78	15.35	8.217	92.96	634	82.40	74.64
Subtotal (First Lien):	1,611	$335,902,160.60	96.03%	8.056%	84.79%	625	80.70%	45.53%

Second Lien Loans:
Less than 60.01%	2	$94,668.65	0.03%	11.609%	0.00%	593	55.74%	63.34%
60.01 to 70.00%	5	290,110.86	0.08	11.320	0.00	619	66.80	39.58
70.01 to 80.00%	17	979,699.09	0.28	11.825	0.00	621	78.05	12.09
80.01 to 85.00%	11	572,096.98	0.16	12.054	0.00	628	84.02	22.18
85.01 to 90.00%	4	294,836.53	0.08	11.139	0.00	633	89.40	21.00
90.01 to 95.00%	11	605,684.25	0.17	11.780	0.00	625	94.76	40.70
95.01 to 100.00%	282	11,049,614.47	3.16	11.440	0.00	651	99.99	61.71
Subtotal (Second Lien):	332	$13,886,710.83	3.97%	11.499%	0.00%	645	96.34%	54.35%

Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

*Includes all liens on the mortgaged property.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Not Available	5	$384,144.88	0.11%	11.471%	77.93%	0	77.33%	47.05%
480 - 499	1	19,110.63	0.01	10.250	0.00	481	100.00	100.00
500 - 520	61	12,177,903.75	3.48	9.133	91.60	512	74.35	38.29
521 - 540	60	11,890,109.27	3.40	9.277	91.08	530	75.38	35.25
541 - 560	64	11,479,343.17	3.28	8.989	86.45	549	76.53	45.23
561 - 580	146	25,912,999.47	7.41	8.529	86.29	571	77.43	60.09
581 - 600	312	46,232,090.18	13.22	8.290	81.06	591	80.28	63.21
601 - 620	318	50,978,215.02	14.57	8.154	79.10	611	80.40	55.44
621 - 640	350	63,848,398.05	18.25	7.890	80.38	630	82.34	49.95
641 - 660	251	49,715,474.42	14.21	8.092	79.19	650	83.04	35.33
661 - 680	147	30,654,662.71	8.76	8.053	85.82	669	83.61	37.36
681 - 700	68	14,512,968.97	4.15	7.882	78.11	690	85.86	29.42
701 - 720	61	14,258,558.86	4.08	7.686	87.47	710	85.02	12.58
721 - 740	33	5,484,589.84	1.57	8.131	74.87	729	86.40	22.88
741 - 760	37	7,060,760.84	2.02	7.842	64.24	751	83.78	34.00
761 - 780	17	3,237,994.98	0.93	7.608	54.19	772	87.52	49.39
781 >=	12	1,941,546.39	0.56	7.711	63.08	798	82.09	49.69
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Single Family	1,500	$252,831,613.70	72.28%	8.167%	80.87%	621	80.90%	48.45%
2-4 Family	178	50,849,106.36	14.54	8.222	83.46	646	82.22	25.48
PUD	179	32,462,884.16	9.28	8.161	78.97	629	82.54	57.71
Condo	86	13,645,267.21	3.90	8.641	89.80	624	82.68	46.14
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	$78,034,191.20	$25,853,021.67	$148,716,040.01	$1,464,794.41	$0.00	$0.00	$254,068,047.29
Fixed Rate	15,336,436.34	12,527,851.38	4,954,998.05	32,170,473.05	0.00	0.00	64,989,758.82
5 Year Hybrid	4,003,072.54	1,867,838.14	255,983.16	12,927,329.41	0.00	0.00	19,054,223.25
3 Year Hybrid	7,126,129.00	322,906.86	0.00	4,227,806.21	0.00	0.00	11,676,842.07
Total:	$104,499,829.08	$40,571,618.05	$153,927,021.22	$50,790,403.08	$0.00	$0.00	$349,788,871.43

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	30.71%	10.18%	58.53%	0.58%	0.00%	0.00%	72.63%
Fixed Rate	23.60	19.28	7.62	49.50	0.00	0.00	18.58
5 Year Hybrid	21.01	9.80	1.34	67.84	0.00	0.00	5.45
3 Year Hybrid	61.03	2.77	0.00	36.21	0.00	0.00	3.34
Total:	29.88%	11.60%	44.01%	14.52%	0.00%	0.00%	100.00%

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	976	$202,773,035.85	57.97%	7.825%	78.49%	627	80.42%	50.91%
None	677	104,499,829.08	29.88	8.752	85.32	624	82.14	32.37
2% of Amount Prepaid	40	8,162,811.67	2.33	8.093	91.29	622	81.88	55.11
1% of Amount Prepaid	59	8,135,414.33	2.33	8.877	82.41	620	84.04	59.99
2% of UPB	49	6,704,318.38	1.92	8.534	76.67	635	85.53	53.35
Other	142	19,513,462.12	5.58	8.658	88.08	626	83.46	53.73
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Stated	908	$187,615,358.51	53.64%	8.422%	84.21%	632	81.04%	0.00%
Full	1,027	160,491,947.17	45.88	7.918	78.08	617	81.62	100.00
Limited	8	1,681,565.75	0.48	8.897	89.24	670	83.66	0.00
Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Debt to Income Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Full Doc Loans:
15.01 to 20.00	1	$95,090.06	0.03%	8.750%	100.00%	602	80.00%	100.00%
20.01 to 25.00	18	2,169,620.53	0.62	8.210	67.53	611	79.57	100.00
25.01 to 30.00	54	8,399,192.16	2.40	7.716	89.05	614	78.37	100.00
30.01 to 35.00	94	13,414,882.30	3.84	7.769	73.62	615	80.32	100.00
35.01 to 40.00	149	22,812,534.06	6.52	7.888	73.83	620	80.80	100.00
40.01 to 45.00	192	29,477,537.32	8.43	7.925	78.01	624	81.60	100.00
45.01 to 50.00	235	37,466,789.85	10.71	7.984	81.35	613	82.29	100.00
50.01 to 55.00	223	36,718,148.64	10.50	7.911	76.60	611	82.00	100.00
55.01 to 60.00	61	9,938,152.25	2.84	8.044	80.00	636	84.54	100.00
Subtotal (Full Doc):	1,027	$160,491,947.17	45.88%	7.918%	78.08%	617	81.62%	100.00%

Non-Full Doc Loans:
20.01 to 25.00	35	$5,348,560.87	1.53%	9.053%	77.84%	646	84.72%	0.00%
25.01 to 30.00	67	11,043,445.63	3.16	8.551	80.23	646	79.72	0.00
30.01 to 35.00	120	22,985,599.44	6.57	8.517	87.09	630	79.66	0.00
35.01 to 40.00	168	34,445,510.26	9.85	8.493	84.41	636	82.42	0.00
40.01 to 45.00	232	50,241,214.81	14.36	8.361	84.05	636	81.46	0.00
45.01 to 50.00	244	53,456,908.75	15.28	8.320	83.51	627	80.57	0.00
50.01 to 55.00	47	11,267,695.03	3.22	8.412	89.84	621	80.10	0.00
55.01 to 60.00	3	507,989.47	0.15	8.310	74.15	595	76.89	0.00
Subtotal (Non-Full Doc):	916	$189,296,924.26	54.12%	8.426%	84.25%	633	81.06%	0.00%

Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Adjustable Rate Loans:
Less than 5.501	3	$880,398.21	0.25%	5.339%	100.00%	701	80.00%	100.00%
5.501 to 6.000	17	5,236,275.56	1.50	5.891	100.00	636	75.05	74.10
6.001 to 6.500	47	14,727,954.58	4.21	6.286	100.00	637	76.46	51.51
6.501 to 7.000	121	35,087,324.04	10.03	6.812	100.00	634	77.71	54.92
7.001 to 7.500	163	42,846,475.39	12.25	7.304	100.00	638	79.74	50.44
7.501 to 8.000	260	60,819,247.33	17.39	7.797	100.00	628	82.13	54.59
8.001 to 8.500	147	29,939,264.64	8.56	8.289	100.00	620	80.93	41.90
8.501 to 9.000	200	38,648,455.49	11.05	8.768	100.00	614	83.04	27.45
9.001 to 9.500	125	23,183,729.17	6.63	9.277	100.00	613	83.62	27.51
9.501 to 10.000	108	14,759,937.82	4.22	9.759	100.00	614	85.51	32.86
10.001 to 10.500	72	9,694,118.28	2.77	10.284	100.00	591	83.80	19.57
10.501 to 11.000	35	3,580,122.59	1.02	10.841	100.00	586	82.19	12.73
Greater than 11.000	67	5,395,809.51	1.54	11.642	100.00	577	86.10	39.72
Subtotal (ARM Loans):	1,365	$284,799,112.61	81.42%	8.082%	100.00%	624	81.22%	44.00%

Fixed Rate Loans:
Less than 5.501	3	$1,104,751.35	0.32%	5.416%	0.00%	730	61.77%	36.45%
5.501 to 6.000	2	723,882.73	0.21	5.955	0.00	658	79.05	0.00
6.001 to 6.500	18	4,560,720.01	1.30	6.400	0.00	648	72.99	88.39
6.501 to 7.000	38	11,098,944.24	3.17	6.827	0.00	633	76.11	69.91
7.001 to 7.500	34	8,831,254.38	2.52	7.313	0.00	666	76.74	61.84
7.501 to 8.000	34	8,078,889.34	2.31	7.847	0.00	621	78.33	72.11
8.001 to 8.500	18	3,777,717.68	1.08	8.392	0.00	617	77.34	6.20
8.501 to 9.000	15	2,363,025.11	0.68	8.828	0.00	619	79.84	23.19
9.001 to 9.500	17	2,237,887.75	0.64	9.323	0.00	619	82.07	59.03
9.501 to 10.000	33	3,907,413.01	1.12	9.810	0.00	632	85.81	39.76
10.001 to 10.500	18	1,712,634.46	0.49	10.255	0.00	603	87.82	29.20
10.501 to 11.000	75	5,355,487.87	1.53	10.722	0.00	665	91.78	17.38
Greater than 11.000	273	11,237,150.89	3.21	11.922	0.00	610	94.01	58.87
Subtotal (Fixed Rate):	578	$64,989,758.82	18.58%	8.678%	0.00%	635	81.73%	54.14%

Total:	1,943	$349,788,871.43	100.00%	8.193%	81.42%	626	81.32%	45.88%

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
<= 3.000	1	$66,443.28	0.02%	10.190%	100.00%	640	70.00%	0.00%
3.001 - 3.500	1	215,446.77	0.08	7.100	100.00	654	90.00	100.00
3.501 - 4.000	5	1,112,561.02	0.39	6.051	100.00	694	82.97	75.37
4.001 - 4.500	4	1,161,479.75	0.41	5.808	100.00	618	74.49	100.00
4.501 - 5.000	38	10,491,595.26	3.68	6.410	100.00	648	76.05	58.90
5.001 - 5.500	131	35,390,566.03	12.43	6.838	100.00	638	76.05	53.11
5.501 - 6.000	225	56,727,634.54	19.92	7.380	100.00	638	78.99	53.49
6.001 - 6.500	307	63,359,780.77	22.25	7.930	100.00	629	81.82	51.98
6.501 - 7.000	281	56,759,246.77	19.93	8.582	100.00	611	83.24	34.74
7.001 - 7.500	234	38,637,502.20	13.57	9.378	100.00	608	84.70	23.77
7.501 - 8.000	138	20,876,856.22	7.33	9.880	100.00	590	85.13	28.45
Total:	1,365	$284,799,112.61	100.00%	8.082%	100.00%	624	81.22%	44.00%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
2.000	9	$2,051,462.01	0.72%	7.557%	100.00%	615	76.29%	56.59%
3.000	1,356	282,747,650.60	99.28	8.086	100.00	624	81.26	43.91
Total:	1,365	$284,799,112.61	100.00%	8.082%	100.00%	624	81.22%	44.00%

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1.000	1,364	$284,704,022.55	99.97%	8.082%	100.00%	624	81.22%	43.98%
3.000	1	95,090.06	0.03	8.750	100.00	602	80.00	100.00
Total:	1,365	$284,799,112.61	100.00%	8.082%	100.00%	624	81.22%	44.00%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
9.001 - 9.500	1	$114,492.38	0.04%	6.350%	100.00%	625	65.00%	100.00%
9.501 - 10.000	2	459,835.70	0.16	6.600	100.00	647	84.30	100.00
10.501 - 11.000	2	356,137.55	0.13	5.840	100.00	737	79.14	100.00
11.001 - 11.500	4	1,130,217.39	0.40	6.759	100.00	649	80.00	64.62
11.501 - 12.000	21	5,894,309.92	2.07	6.221	100.00	631	76.49	72.26
12.001 - 12.500	46	14,613,462.20	5.13	6.285	100.00	637	76.55	51.13
12.501 - 13.000	119	34,627,488.34	12.16	6.815	100.00	634	77.62	54.32
13.001 - 13.500	163	42,846,475.39	15.04	7.304	100.00	638	79.74	50.44
13.501 - 14.000	257	60,052,611.79	21.09	7.797	100.00	628	82.16	54.01
14.001 - 14.500	145	29,433,036.59	10.33	8.288	100.00	619	80.94	42.25
14.501 - 15.000	198	38,657,327.99	13.57	8.749	100.00	614	82.90	28.19
15.001 - 15.500	125	23,183,729.17	8.14	9.277	100.00	613	83.62	27.51
15.501 - 16.000	108	14,759,937.82	5.18	9.759	100.00	614	85.51	32.86
16.001 - 16.500	72	9,694,118.28	3.40	10.284	100.00	591	83.80	19.57
16.501 - 17.000	35	3,580,122.59	1.26	10.841	100.00	586	82.19	12.73
17.001 - 17.500	26	2,121,390.93	0.74	11.304	100.00	590	87.48	46.20
17.501 - 18.000	33	2,575,237.24	0.90	11.761	100.00	574	85.28	36.89
18.001 - 18.500	8	699,181.34	0.25	12.226	100.00	549	84.93	30.50
Total:	1,365	$284,799,112.61	100.00%	8.082%	100.00%	624	81.22%	44.00%

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
<= 5.500	3	$880,398.21	0.31%	5.339%	100.00%	701	80.00%	100.00%
5.501 - 6.000	18	5,546,023.57	1.95	5.961	100.00	635	75.48	75.55
6.001 - 6.500	48	14,823,044.64	5.20	6.302	100.00	637	76.48	51.83
6.501 - 7.000	122	35,304,660.17	12.40	6.823	100.00	634	77.75	54.58
7.001 - 7.500	163	42,657,260.18	14.98	7.313	100.00	638	79.76	49.94
7.501 - 8.000	260	60,819,247.33	21.36	7.797	100.00	628	82.13	54.59
8.001 - 8.500	147	29,939,264.64	10.51	8.289	100.00	620	80.93	41.90
8.501 - 9.000	198	38,336,029.30	13.46	8.769	100.00	614	83.03	27.42
9.001 - 9.500	125	23,183,729.17	8.14	9.277	100.00	613	83.62	27.51
9.501 - 10.000	107	14,639,405.02	5.14	9.757	100.00	614	85.43	33.13
10.001 - 10.500	72	9,694,118.28	3.40	10.284	100.00	591	83.80	19.57
10.501 - 11.000	35	3,580,122.59	1.26	10.841	100.00	586	82.19	12.73
11.001 - 11.500	26	2,121,390.93	0.74	11.304	100.00	590	87.48	46.20
11.501 - 12.000	33	2,575,237.24	0.90	11.761	100.00	574	85.28	36.89
12.001 - 12.500	8	699,181.34	0.25	12.226	100.00	549	84.93	30.50
Total:	1,365	$284,799,112.61	100.00%	8.082%	100.00%	624	81.22%	44.00%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1 - 12	2	$355,922.11	0.12%	7.362%	100.00%	600	84.07%	27.12%
13 - 24	1,241	253,712,125.18	89.08	8.134	100.00	622	81.36	44.26
25 - 36	48	11,676,842.07	4.10	8.053	100.00	620	79.58	38.56
37 >=	74	19,054,223.25	6.69	7.425	100.00	644	80.29	44.17
Total:	1,365	$284,799,112.61	100.00%	8.082%	100.00%	624	81.22%	44.00%

SASCO 2006-OPT1 Collateral Summary – Group 2

Collateral information is as of the Statistical Calculation Date.

Collateral Characteristics - Group 2
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Fully Amortizing Loans:
2/28 ARM (Libor)	1,291	$238,881,844.63	38.61%	8.873%	100.00%	599	80.58%	67.16%
2/13 ARM (Libor)	3	181,383.74	0.03	10.050	100.00	583	83.31	100.00
3/27 ARM (Libor)	44	10,099,288.89	1.63	8.618	100.00	613	79.61	45.48
5/25 ARM (Libor)	51	10,761,897.99	1.74	8.110	100.00	634	77.98	73.29
15/15 ARM (Libor)	4	318,087.50	0.05	9.878	100.00	619	83.90	100.00
6 Month ARM (Libor)	1	118,690.19	0.02	8.200	100.00	593	85.00	100.00
Fixed Rate	799	89,735,557.42	14.50	9.139	0.00	627	78.53	70.53
Subtotal (Fully Amortizing):	2,193	$350,096,750.36	56.58%	8.911%	74.37%	608	79.95%	67.64%

Balloon Loans:
2/28 ARM (Libor)	382	$125,121,120.18	20.22%	7.979%	100.00%	631	81.75%	46.25%
3/27 ARM (Libor)	16	5,524,051.87	0.89	7.827	100.00	634	79.95	40.45
5/25 ARM (Libor)	22	7,333,169.77	1.19	7.397	100.00	662	79.72	52.51
Balloon (Fixed Rate)	59	18,057,053.96	2.92	7.756	0.00	633	78.18	74.96
Subtotal (Balloon):	479	$156,035,395.78	25.22%	7.921%	88.43%	633	81.18%	49.66%

Interest-Only Loans:
2/28 ARM (Libor)	227	$95,812,674.06	15.49%	7.317%	100.00%	656	81.03%	39.00%
3/27 ARM (Libor)	7	2,293,250.00	0.37	7.733	100.00	648	80.00	42.32
5/25 ARM (Libor)	15	8,993,406.65	1.45	6.595	100.00	647	71.35	33.07
Fixed Rate	11	5,492,596.33	0.89	6.731	0.00	654	81.23	65.87
Subtotal (IO Loans):	260	$112,591,927.04	18.20%	7.239%	95.12%	655	80.24%	39.90%

Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Interest-Only Loans:
60	260	$112,591,927.04	100.00%	7.239%	95.12%	655	80.24%	39.90%
Total:	260	$112,591,927.04	100.00%	7.239%	95.12%	655	80.24%	39.90%

Collateral Characteristics – Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Amortization Type

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Fully Amortizing: Term <= 20 years	40	$3,422,198.27	0.55%	9.588%	5.30%	604	74.62%	96.14%
Fully Amortizing: 20 < Term <= 30 years	2,153	346,674,552.09	56.03	8.905	75.05	608	80.01	67.36
IO: IO Term > 3 years	260	112,591,927.04	18.20	7.239	95.12	655	80.24	39.90
Balloon: Term > 25 years	479	156,035,395.78	25.22	7.921	88.43	633	81.18	49.66
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
0.01 - 50,000.00	276	$9,240,113.87	1.49%	11.635%	8.13%	608	91.79%	94.06%
50,000.01 - 100,000.00	713	51,627,793.82	8.34	10.353	61.36	605	83.23	86.38
100,000.01 - 150,000.00	553	69,006,199.08	11.15	9.358	74.04	603	81.08	82.73
150,000.01 - 200,000.00	359	62,558,179.78	10.11	8.985	86.78	599	78.15	77.41
200,000.01 - 250,000.00	219	49,062,429.76	7.93	8.560	86.02	607	77.23	70.56
250,000.01 - 300,000.00	146	40,145,572.57	6.49	8.245	88.87	615	79.88	58.93
300,000.01 - 350,000.00	134	43,650,053.15	7.05	8.015	86.30	628	79.89	51.60
350,000.01 - 400,000.00	78	29,145,750.49	4.71	7.849	93.56	647	80.78	48.55
400,000.01 - 450,000.00	100	42,922,187.05	6.94	7.514	82.80	641	79.99	35.02
450,000.01 - 500,000.00	112	53,095,272.36	8.58	7.650	86.54	636	82.29	33.94
500,000.01 - 550,000.00	54	28,429,523.14	4.59	7.502	83.26	651	80.79	42.70
550,000.01 - 600,000.00	51	29,367,224.98	4.75	7.752	90.27	633	81.27	37.33
600,000.01 - 650,000.00	38	23,806,709.49	3.85	7.730	89.61	630	81.08	39.29
650,000.01 >=	99	86,667,063.64	14.01	7.359	82.86	637	78.58	46.12
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1st Lien	2,490	$593,550,982.41	95.93%	8.228%	85.15%	622	79.66%	57.64%
2nd Lien	442	25,173,090.77	4.07	11.410	0.21	642	95.81	68.00
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Cash Out Refinance	1,465	$332,648,749.38	53.76%	8.270%	79.09%	607	76.69%	61.64%
Purchase	1,234	244,907,645.17	39.58	8.435	86.30	648	85.21	50.42
Rate/Term Refinance	233	41,167,678.63	6.65	8.598	75.29	604	80.47	74.57
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Primary Home	2,696	$577,292,978.33	93.30%	8.294%	81.26%	621	79.99%	57.51%
Investment	196	30,361,431.67	4.91	9.594	87.54	649	85.76	72.76
Second Home	40	11,069,663.18	1.79	8.283	88.15	647	82.11	46.13
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Original Terms to Stated  Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1 - 180	27	$2,007,300.73	0.32%	8.993%	9.04%	605	66.13%	93.43%
181 - 240	13	1,414,897.54	0.23	10.433	0.00	602	86.65	100.00
241 - 360	2,892	615,301,874.91	99.45	8.350	82.12	623	80.35	57.85
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Remaining Terms to Stated  Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1 - 180	27	$2,007,300.73	0.32%	8.993%	9.04%	605	66.13%	93.43%
181 - 240	13	1,414,897.54	0.23	10.433	0.00	602	86.65	100.00
241 - 360	2,892	615,301,874.91	99.45	8.350	82.12	623	80.35	57.85
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
CA	460	$183,009,828.73	29.58%	7.409%	84.34%	640	77.78%	42.33%
FL	345	69,242,392.23	11.19	8.518	76.69	627	80.80	58.22
NY	195	55,573,312.24	8.98	8.104	72.20	640	78.26	36.79
MA	112	30,291,631.11	4.90	8.475	86.60	624	79.15	52.18
TX	237	28,057,215.15	4.53	9.269	76.68	596	83.84	83.40
VA	125	24,485,541.97	3.96	8.623	85.98	608	80.97	67.88
NJ	94	23,651,229.70	3.82	8.781	85.26	626	79.66	43.52
MD	72	17,495,940.98	2.83	8.717	87.15	607	81.01	74.42
IL	107	16,755,524.69	2.71	9.392	94.95	606	84.46	76.48
MI	126	15,504,649.37	2.51	9.464	87.52	596	83.69	81.78
Other	1,059	154,656,807.01	25.00	8.939	80.29	607	82.56	75.23
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Original Combined Loan-to-Value Ratio

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	266	$51,465,096.11	8.32%	7.768%	62.37%	600	50.33%	53.15%
60.01 to 70.00%	232	67,364,188.89	10.89	7.890	78.31	595	65.88	52.59
70.01 to 80.00%	1,007	242,842,685.43	39.25	8.021	88.88	628	78.86	53.31
80.01 to 85.00%	186	48,213,334.62	7.79	8.257	83.63	613	84.36	60.07
85.01 to 90.00%	334	87,233,382.94	14.10	8.395	90.89	629	89.73	57.47
90.01 to 95.00%	393	82,577,731.94	13.35	9.024	90.72	632	94.75	72.78
95.01 to 100.00%	72	13,854,562.48	2.24	9.317	73.48	649	99.81	77.05
Subtotal (First Lien):	2,490	$593,550,982.41	95.93%	8.228%	85.15%	622	79.66%	57.64%

Second Lien Loans:
Less than 60.01%	5	$323,153.48	0.05%	10.598%	0.00%	623	53.67%	67.37%
60.01 to 70.00%	10	637,110.75	0.10	10.492	0.00	613	66.33	39.21
70.01 to 80.00%	23	1,652,443.25	0.27	10.968	0.00	620	77.23	49.09
80.01 to 85.00%	24	1,265,486.35	0.20	12.028	0.00	615	83.20	42.45
85.01 to 90.00%	6	368,963.09	0.06	12.744	0.00	637	87.96	20.05
90.01 to 95.00%	19	1,084,124.84	0.18	11.513	0.00	631	94.88	40.42
95.01 to 100.00%	355	19,841,809.01	3.21	11.419	0.26	647	99.99	74.53
Subtotal (Second Lien):	442	$25,173,090.77	4.07%	11.410%	0.21%	642	95.81%	68.00%

Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Original Full Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	265	$50,986,078.65	8.24%	7.766%	62.02%	600	50.27%	53.65%
60.01 to 70.00%	231	67,737,296.73	10.95	7.888	78.43	595	65.82	52.14
70.01 to 80.00%	503	125,200,587.56	20.24	8.237	84.34	601	77.82	51.35
80.01 to 85.00%	185	47,661,354.45	7.70	8.247	83.45	611	84.35	60.76
85.01 to 90.00%	333	87,037,385.42	14.07	8.395	90.87	629	89.73	57.38
90.01 to 95.00%	414	88,804,380.45	14.35	8.926	90.47	633	93.68	70.04
95.01 to 100.00%	559	126,123,899.15	20.38	7.973	91.85	657	82.20	58.71
Subtotal (First Lien):	2,490	$593,550,982.41	95.93%	8.228%	85.15%	622	79.66%	57.64%

Second Lien Loans:
Less than 60.01%	5	$323,153.48	0.05%	10.598%	0.00%	623	53.67%	67.37%
60.01 to 70.00%	10	637,110.75	0.10	10.492	0.00	613	66.33	39.21
70.01 to 80.00%	23	1,652,443.25	0.27	10.968	0.00	620	77.23	49.09
80.01 to 85.00%	24	1,265,486.35	0.20	12.028	0.00	615	83.20	42.45
85.01 to 90.00%	6	368,963.09	0.06	12.744	0.00	637	87.96	20.05
90.01 to 95.00%	19	1,084,124.84	0.18	11.513	0.00	631	94.88	40.42
95.01 to 100.00%	355	19,841,809.01	3.21	11.419	0.26	647	99.99	74.53
Subtotal (Second Lien):	442	$25,173,090.77	4.07%	11.410%	0.21%	642	95.81%	68.00%

Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

*Includes all liens on the mortgaged property.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Not Available	11	$1,155,078.63	0.19%	9.594%	81.13%	0	70.40%	93.08%
470 - 499	4	404,075.53	0.07	8.869	89.62	480	88.42	81.40
500 - 520	155	28,681,051.98	4.64	9.505	86.26	511	74.47	82.90
521 - 540	187	34,908,153.97	5.64	9.381	92.35	530	76.74	74.73
541 - 560	179	33,676,942.38	5.44	9.373	89.34	551	73.29	71.61
561 - 580	279	52,012,966.35	8.41	8.862	85.46	571	78.16	73.01
581 - 600	452	75,546,330.75	12.21	8.645	80.30	591	80.13	72.43
601 - 620	493	92,209,949.89	14.90	8.344	75.03	611	80.44	78.04
621 - 640	393	81,005,620.07	13.09	8.094	72.61	630	80.82	58.13
641 - 660	276	62,357,537.65	10.08	8.138	83.13	650	83.23	39.31
661 - 680	177	53,082,640.08	8.58	7.704	87.30	670	82.26	33.84
681 - 700	98	34,079,953.84	5.51	7.405	91.55	691	83.11	29.80
701 - 720	70	24,625,943.77	3.98	7.563	85.79	709	82.48	26.67
721 - 740	54	16,160,490.75	2.61	7.507	77.05	730	84.06	22.77
741 - 760	50	11,733,945.24	1.90	8.150	84.72	750	86.16	22.13
761 - 780	35	11,830,237.89	1.91	7.553	63.18	769	83.10	41.28
781 >=	19	5,253,154.41	0.85	7.610	68.40	792	83.23	33.08
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Single Family	2,281	$472,181,782.92	76.32%	8.303%	81.52%	620	79.79%	58.47%
PUD	295	74,100,166.99	11.98	8.407	81.46	620	82.17	58.79
2-4 Family	162	40,446,800.64	6.54	8.423	81.79	646	81.88	44.31
Condo	125	24,940,543.04	4.03	8.765	88.06	641	82.14	59.70
Manufactured Housing	69	7,054,779.59	1.14	9.644	72.62	630	80.22	95.79
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	$134,985,913.94	$37,439,456.46	$286,232,168.93	$1,339,483.28	$0.00	$0.00	$459,997,022.61
Fixed Rate	26,574,871.33	14,946,529.88	9,580,030.36	62,183,776.14	0.00	0.00	113,285,207.71
5 Year Hybrid	5,076,081.82	3,826,380.03	1,182,209.78	17,003,802.78	0.00	0.00	27,088,474.41
3 Year Hybrid	5,844,883.62	4,822,113.48	0.00	7,249,593.66	0.00	0.00	17,916,590.76
15 Year Hybrid	318,087.50	0.00	0.00	0.00	0.00	0.00	318,087.50
6 Month ARM	118,690.19	0.00	0.00	0.00	0.00	0.00	118,690.19
Total:	$172,918,528.40	$61,034,479.85	$296,994,409.07	$87,776,655.86	$0.00	$0.00	$618,724,073.18

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	29.34%	8.14%	62.22%	0.29%	0.00%	0.00%	74.35%
Fixed Rate	23.46	13.19	8.46	54.89	0.00	0.00	18.31
5 Year Hybrid	18.74	14.13	4.36	62.77	0.00	0.00	4.38
3 Year Hybrid	32.62	26.91	0.00	40.46	0.00	0.00	2.90
15 Year Hybrid	100.00	0.00	0.00	0.00	0.00	0.00	0.05
6 Month ARM	100.00	0.00	0.00	0.00	0.00	0.00	0.02
Total:	27.95%	9.86%	48.00%	14.19%	0.00%	0.00%	100.00%

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	1,427	$369,447,632.88	59.71%	7.892%	79.48%	629	79.27%	53.34%
None	1,016	172,918,528.40	27.95	9.075	84.63	619	81.43	59.70
2% of Amount Prepaid	94	20,464,818.62	3.31	8.479	89.53	603	79.37	69.96
1% of Amount Prepaid	128	18,847,784.43	3.05	9.249	88.23	599	83.76	79.52
1% of Orig. Bal.	66	8,866,563.39	1.43	9.411	89.40	599	85.41	91.26
Other	201	28,178,745.46	4.55	9.037	80.10	602	83.99	76.47
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Full	2,141	$359,224,912.35	58.06%	8.651%	77.61%	604	81.57%	100.00%
Stated	745	247,799,496.49	40.05	7.926	87.67	646	78.34	0.00
No Documentation	32	6,774,802.96	1.09	8.675	82.03	703	85.15	0.00
Limited	14	4,924,861.38	0.80	8.220	78.41	651	81.30	0.00
Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Debt to Income Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Full Doc Loans:
0.01 to 5.00	2	$656,720.49	0.11%	8.542%	100.00%	564	94.24%	100.00%
5.01 to 10.00	5	648,993.03	0.10	8.789	100.00	633	77.31	100.00
10.01 to 15.00	18	3,185,184.26	0.51	8.815	93.69	594	80.45	100.00
15.01 to 20.00	61	7,947,003.84	1.28	8.983	64.43	586	78.03	100.00
20.01 to 25.00	115	13,778,234.16	2.23	8.832	62.68	596	76.56	100.00
25.01 to 30.00	186	23,011,013.13	3.72	8.809	77.15	598	77.50	100.00
30.01 to 35.00	258	33,020,535.52	5.34	9.075	76.39	607	81.71	100.00
35.01 to 40.00	303	49,917,825.36	8.07	8.716	80.80	602	80.87	100.00
40.01 to 45.00	351	59,225,663.71	9.57	8.648	79.21	606	81.72	100.00
45.01 to 50.00	422	80,414,661.04	13.00	8.474	79.94	608	82.06	100.00
50.01 to 55.00	340	71,563,508.26	11.57	8.477	76.66	604	83.42	100.00
55.01 to 60.00	80	15,855,569.55	2.56	8.671	71.67	613	84.04	100.00
Subtotal (Full Doc):	2,141	$359,224,912.35	58.06%	8.651%	77.61%	604	81.57%	100.00%

Non-Full Doc Loans:
Not Available	32	$6,774,802.96	1.09%	8.675%	82.03%	703	85.15%	0.00%
0.01 to 5.00	2	259,323.34	0.04	11.253	100.00	557	82.60	0.00
5.01 to 10.00	3	183,269.59	0.03	11.086	27.98	666	78.20	0.00
10.01 to 15.00	14	2,058,088.25	0.33	8.810	80.56	666	81.22	0.00
15.01 to 20.00	33	5,339,001.86	0.86	9.066	92.32	612	81.05	0.00
20.01 to 25.00	19	5,220,936.88	0.84	7.607	95.13	641	73.09	0.00
25.01 to 30.00	42	10,609,662.64	1.71	8.238	78.56	627	72.94	0.00
30.01 to 35.00	71	22,995,877.74	3.72	7.990	88.17	654	78.31	0.00
35.01 to 40.00	132	48,178,258.39	7.79	7.787	90.90	656	79.34	0.00
40.01 to 45.00	186	63,303,051.46	10.23	7.880	87.44	655	79.24	0.00
45.01 to 50.00	205	77,780,616.13	12.57	7.833	86.42	642	78.07	0.00
50.01 to 55.00	50	15,819,742.63	2.56	8.291	86.84	626	78.97	0.00
55.01 to 60.00	2	976,528.96	0.16	7.976	53.95	538	62.10	0.00
Subtotal (Non-Full Doc):	791	$259,499,160.83	41.94%	7.951%	87.34%	648	78.57%	0.00%

Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
Adjustable Rate Loans:
Less than 5.501	2	$805,000.00	0.13%	5.443%	100.00%	639	63.45%	37.89%
5.501 to 6.000	21	8,539,668.48	1.38	5.880	100.00	662	75.36	57.43
6.001 to 6.500	72	36,865,182.69	5.96	6.333	100.00	669	76.61	46.41
6.501 to 7.000	125	51,360,593.67	8.30	6.815	100.00	645	76.30	45.13
7.001 to 7.500	126	52,634,246.08	8.51	7.291	100.00	650	79.56	29.76
7.501 to 8.000	222	82,544,374.18	13.34	7.788	100.00	633	80.27	45.02
8.001 to 8.500	293	76,036,063.25	12.29	8.290	100.00	617	81.28	55.32
8.501 to 9.000	334	73,725,992.77	11.92	8.766	100.00	605	81.81	61.87
9.001 to 9.500	213	40,157,937.82	6.49	9.271	100.00	614	85.25	66.65
9.501 to 10.000	232	34,600,590.57	5.59	9.757	100.00	580	83.55	75.85
10.001 to 10.500	129	19,331,198.06	3.12	10.274	100.00	574	82.76	77.70
10.501 to 11.000	120	12,990,340.30	2.10	10.762	100.00	570	84.35	85.00
Greater than 11.000	174	15,847,677.60	2.56	11.621	100.00	556	82.96	86.49
Subtotal (ARM Loans):	2,063	$505,438,865.47	81.69%	8.258%	100.00%	621	80.70%	55.16%

Fixed Rate Loans:
Less than 5.501	16	$7,477,885.28	1.21%	5.387%	0.00%	709	65.07%	50.81%
5.501 to 6.000	3	913,558.55	0.15	5.991	0.00	708	71.66	100.00
6.001 to 6.500	17	6,676,724.11	1.08	6.422	0.00	643	62.31	60.82
6.501 to 7.000	39	14,242,424.73	2.30	6.797	0.00	650	71.31	67.81
7.001 to 7.500	23	7,440,585.20	1.20	7.293	0.00	626	69.96	53.81
7.501 to 8.000	28	8,833,696.76	1.43	7.736	0.00	627	69.52	55.74
8.001 to 8.500	37	7,417,623.94	1.20	8.316	0.00	607	72.74	92.60
8.501 to 9.000	55	12,362,242.99	2.00	8.765	0.00	603	78.54	68.83
9.001 to 9.500	43	5,970,749.79	0.97	9.309	0.00	594	78.09	85.73
9.501 to 10.000	77	7,990,002.64	1.29	9.714	0.00	627	85.94	88.82
10.001 to 10.500	50	5,244,678.79	0.85	10.269	0.00	600	85.36	90.21
10.501 to 11.000	100	8,400,457.78	1.36	10.724	0.00	657	91.50	59.27
Greater than 11.000	381	20,314,577.15	3.28	11.907	0.00	610	93.87	77.69
Subtotal (Fixed Rate):	869	$113,285,207.71	18.31%	8.802%	0.00%	629	78.61%	71.01%

Total:	2,932	$618,724,073.18	100.00%	8.357%	81.69%	623	80.31%	58.06%

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
<= 3.000	5	$580,759.67	0.11%	10.683%	100.00%	560	68.10%	100.00%
3.001 - 3.500	1	579,700.77	0.11	5.900	100.00	609	62.37	100.00
3.501 - 4.000	5	1,334,914.15	0.26	6.468	100.00	670	64.96	36.70
4.001 - 4.500	11	5,021,417.23	0.99	6.129	100.00	670	72.08	47.15
4.501 - 5.000	78	28,105,754.07	5.56	6.844	100.00	653	74.93	50.50
5.001 - 5.500	148	58,293,811.80	11.53	6.907	100.00	657	75.79	46.90
5.501 - 6.000	277	88,658,488.13	17.54	7.538	100.00	643	78.82	40.79
6.001 - 6.500	391	109,403,396.72	21.65	8.068	100.00	625	80.59	53.83
6.501 - 7.000	399	90,077,130.19	17.82	8.710	100.00	614	83.85	57.48
7.001 - 7.500	371	63,515,998.39	12.57	9.406	100.00	593	83.57	67.87
7.501 - 8.000	339	54,003,297.37	10.68	9.962	100.00	571	84.48	72.23
8.001 - 8.500	35	5,456,454.19	1.08	10.081	100.00	561	88.41	74.18
8.501 - 9.000	3	407,742.79	0.08	9.334	100.00	571	72.97	59.56
Total:	2,063	$505,438,865.47	100.00%	8.258%	100.00%	621	80.70%	55.16%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1.000	1	$118,690.19	0.02%	8.200%	100.00%	593	85.00%	100.00%
2.000	10	2,514,160.26	0.50	6.589	100.00	622	70.54	33.60
3.000	2,052	502,806,015.02	99.48	8.266	100.00	621	80.75	55.25
Total:	2,063	$505,438,865.47	100.00%	8.258%	100.00%	621	80.70%	55.16%

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1.000	2,062	$505,260,589.28	99.96%	8.258%	100.00%	621	80.70%	55.14%
1.500	1	178,276.19	0.04	8.350	100.00	544	83.02	100.00
Total:	2,063	$505,438,865.47	100.00%	8.258%	100.00%	621	80.70%	55.16%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
9.001 - 9.500	1	$456,344.21	0.09%	6.300%	100.00%	663	80.00%	100.00%
10.001 - 10.500	2	894,425.92	0.18	7.260	100.00	649	81.53	0.00
10.501 - 11.000	2	336,739.30	0.07	7.824	100.00	618	69.26	51.93
11.001 - 11.500	7	1,774,764.68	0.35	7.025	100.00	629	64.23	58.59
11.501 - 12.000	26	9,348,128.61	1.85	6.128	100.00	657	76.02	57.25
12.001 - 12.500	72	36,432,246.66	7.21	6.350	100.00	669	76.85	45.77
12.501 - 13.000	129	51,805,021.25	10.25	6.840	100.00	644	76.35	45.60
13.001 - 13.500	126	51,818,990.47	10.25	7.300	100.00	650	79.53	31.01
13.501 - 14.000	223	82,412,341.95	16.31	7.795	100.00	633	80.30	45.12
14.001 - 14.500	288	75,214,787.47	14.88	8.285	100.00	617	81.41	54.71
14.501 - 15.000	330	72,967,901.33	14.44	8.768	100.00	605	81.79	61.97
15.001 - 15.500	213	40,179,948.76	7.95	9.272	100.00	614	85.23	66.67
15.501 - 16.000	228	34,156,162.99	6.76	9.757	100.00	580	83.57	75.53
16.001 - 16.500	127	19,130,262.66	3.78	10.274	100.00	574	82.66	77.47
16.501 - 17.000	117	12,785,633.23	2.53	10.764	100.00	570	84.47	84.76
17.001 - 17.500	74	6,868,909.57	1.36	11.295	100.00	563	84.48	87.88
17.501 - 18.000	81	6,734,238.35	1.33	11.769	100.00	551	83.21	81.97
18.001 - 18.500	15	1,558,343.00	0.31	12.221	100.00	548	82.37	93.99
18.501 - 19.000	2	563,675.06	0.11	12.099	100.00	531	61.79	100.00
Total:	2,063	$505,438,865.47	100.00%	8.258%	100.00%	621	80.70%	55.16%

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
<= 5.500	2	$805,000.00	0.16%	5.443%	100.00%	639	63.45%	37.89%
5.501 - 6.000	21	8,539,668.48	1.69	5.880	100.00	662	75.36	57.43
6.001 - 6.500	73	36,963,735.12	7.31	6.337	100.00	668	76.62	46.55
6.501 - 7.000	126	51,687,358.76	10.23	6.817	100.00	644	76.22	44.84
7.001 - 7.500	125	52,307,480.99	10.35	7.292	100.00	650	79.67	29.95
7.501 - 8.000	223	82,726,715.89	16.37	7.796	100.00	633	80.27	44.92
8.001 - 8.500	292	75,937,510.82	15.02	8.290	100.00	617	81.28	55.26
8.501 - 9.000	334	73,725,992.77	14.59	8.766	100.00	605	81.81	61.87
9.001 - 9.500	213	40,157,937.82	7.95	9.271	100.00	614	85.25	66.65
9.501 - 10.000	232	34,600,590.57	6.85	9.757	100.00	580	83.55	75.85
10.001 - 10.500	129	19,331,198.06	3.82	10.274	100.00	574	82.76	77.70
10.501 - 11.000	120	12,990,340.30	2.57	10.762	100.00	570	84.35	85.00
11.001 - 11.500	73	6,686,567.86	1.32	11.289	100.00	564	84.60	90.27
11.501 - 12.000	83	7,184,490.28	1.42	11.776	100.00	550	81.23	83.10
12.001 - 12.500	16	1,630,485.93	0.32	12.215	100.00	556	82.93	94.25
12.501 - 13.000	1	163,791.82	0.03	12.560	100.00	510	95.00	100.00
Total:	2,063	$505,438,865.47	100.00%	8.258%	100.00%	621	80.70%	55.16%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
1 - 12	3	$359,063.12	0.07%	8.575%	100.00%	517	86.25%	79.07%
13 - 24	1,901	459,756,649.68	90.96	8.306	100.00	620	80.99	55.61
25 - 36	67	17,916,590.76	3.54	8.261	100.00	624	79.76	43.52
37 >=	92	27,406,561.91	5.42	7.443	100.00	645	76.34	54.84
Total:	2,063	$505,438,865.47	100.00%	8.258%	100.00%	621	80.70%	55.16%